Exhibit 10.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

AMENDED AND RESTATED LICENSE AGREEMENT

This License Agreement (this “Agreement”) is entered into as of the Amendment Effective Date (as defined below), by and between Proteostasis Therapeutics, Inc., a corporation existing under the laws of the State of Delaware, having a place of business at 200 Technology Square, 4th Floor, Cambridge, MA 02139 (“Licensee”) and President and Fellows of Harvard College, an educational and charitable corporation existing under the laws and the constitution of the Commonwealth of Massachusetts, having a place of business at Holyoke Center, Suite 727, 1350 Massachusetts Avenue, Cambridge, Massachusetts 02138 (“Harvard”).

WHEREAS, the technology claimed in the Existing Patent Rights (as defined below) was developed in research conducted by Harvard researchers Drs. Daniel Finley and Randall King;

WHEREAS, Licensee and Harvard entered into an agreement (the “Original Agreement”) dated as of the Original Effective Date (as defined below) granting a license under the Existing Patent Rights;

WHEREAS, Licensee intends to enter into an agreement with Biogen Idec New Ventures Inc. (“Biogen Idec”) under which Licensee will grant a Sublicense to Biogen Idec, and Licensee and Biogen Idec also will collaborate to further develop and commercialize Licensed Products (the “Biogen Idec Sublicense Agreement”);

WHEREAS, Licensee and Harvard each now desire to amend and restate the Original Agreement as set forth herein for the purpose of facilitating the Biogen Idec Sublicense Agreement;

WHEREAS, Licensee also wishes to continue to retain the services of Drs. Finley and King as consultants with respect to the subject matter of this Agreement;

WHEREAS, Harvard desires to have products based on the inventions described in the Existing Patent Rights and in the performance of such consulting services developed and commercialized to benefit the public;

WHEREAS, such products may be applicable to the improvement of the health of individuals throughout the world; and

WHEREAS, Licensee represented to Harvard, in order to induce Harvard to enter into the Original Agreement, and continues to represent to Harvard, in order to induce Harvard to enter into this Agreement, that Licensee shall commit itself to Commercially Reasonable Efforts (as defined below) to develop, obtain regulatory approval for, and commercialize such products, and thereafter make them available in both Developed Countries and Developing Countries (each as defined below);

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NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

Whenever used in this Agreement with an initial capital letter, the terms defined in this Article 1, whether used in the singular or the plural, will have the meanings specified below.

1.1 “Affiliate” means, with respect to a person, organization or entity, any person, organization or entity controlling, controlled by or under common control with, such person, organization or entity. For purposes of this definition only, “control” of another person, organization or entity will mean the possession, directly or indirectly, of the power to direct or cause the direction of the activities, management or policies of such person, organization or entity, whether through the ownership of voting securities, by contract or otherwise. Without limiting the foregoing, control will be presumed to exist when a person, organization or entity (a) owns or directly controls fifty percent (50%) or more of the outstanding voting stock or other ownership interest of the other organization or entity or (b) possesses, directly or indirectly, the power to elect or appoint fifty percent (50%) or more of the members of the governing body of the other organization or entity. Notwithstanding the foregoing, the parties acknowledge that (i) any individual, venture capital firm or private equity firm that is a stockholder of an organization or entity shall in no event be deemed to be an Affiliate of such organization or entity and (ii) persons, organizations or entities controlled by, controlling or under common control with any individual, venture capital firm or private equity firm referred to in the foregoing clause (i) shall not be deemed to be Affiliates of any organization or entity referred to in the foregoing clause (i) unless such persons, organizations or entities are directly or indirectly controlled by such organization or entity referred to in the foregoing clause (i).

1.2 “Alternative Indication” means an indication for which no Licensed Product has been developed or commercialized by Licensee or any Sublicensee or Third Party Licensee, or any of their Affiliates, at least to the point of starting IND-enabling toxicity studies. In addition to the foregoing, at any time when Biogen Idec has rights to research, develop and commercialize Licensed Products under the Biogen Idec Sublicense Agreement, “Alternative Indication” means an indication for which no Lead Compound or Development Compound is being developed or commercialized by Licensee or any Sublicensee or Third Party Licensee, or any of their Affiliates. In either case, “Alternative Indication” shall specifically exclude the Excluded Indications.

1.3 “Alternative Indication Product” means a Licensed Product that (a) is for an Alternative Indication, (b) is not covered by Other Proprietary Rights and (c) does not contain or consist of any active component covered by the Patent Rights that is included in any Licensed Product, or any metabolite, salt, ester, free acid form, free base form, prodrug form, racemate, or polymorph of any such active component, that (i) has been developed or commercialized by Licensee or any Sublicensee or Third Party Licensee, or any of their Affiliates, at least to the point of starting IND-enabling toxicity studies, or (ii) at any time when Biogen Idec has rights to research, develop and commercialize Licensed Products under the Biogen Idec Sublicense Agreement, is a Lead Compound or Development Compound.

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1.4 “Amendment Effective Date” means December 5, 2013.

1.5 “Back-Up Compound” has the meaning set forth in the Biogen Idec Sublicense Agreement.

1.6 “Calendar Quarter” means each of the periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31 during the Term.

1.7 “Commercially Reasonable Efforts” means, in relation to an obligation assumed by a Party hereunder, efforts and resources comparable to those which such Party generally uses to accomplish an equivalent task and, if used in relation to the development, registration, manufacture, use, marketing, distribution, and sale of a product, efforts used by such Party in relation to its own pipeline products of a similar market potential or profit potential at a similar stage in development or product life resulting from its own research efforts, based on conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, Regulatory Authority (as defined below)-approved labeling, product profile, the competitiveness of alternative products in the marketplace, the likely timing of product’s entry into the market, the patent and other proprietary position, the likelihood of regulatory approval and other relevant scientific, technical and commercial factors.

1.8 “Composition of Matter Claim” means any Valid Claim directed to composition of matter.

1.9 “Compound-Related Patent Rights” means any of the Harvard Patent Rights that include claims covering a Lead Compound, Development Compound or Back-Up Compound or any Licensed Product containing or consisting of any such Lead Compound, Development Compound or Back-Up Compound, or the use of any of the foregoing for treating an indication within the Field.

1.10 “Confidential Information” means any and all proprietary or confidential information of Licensee that Licensee discloses to Harvard’s Office of Technology Development (“OTD”) under, or in connection with the subject matter of, this Agreement that is either marked as confidential or (if disclosed orally) is reduced to a written summary marked as confidential and delivered to OTD within thirty (30) days after disclosure. Information shall not be considered confidential to the extent that Harvard can establish by competent proof that it:

(a) is publicly disclosed through no fault of Harvard, either before or after it becomes known to Harvard; or

(b) was known to Harvard prior to the date of its receipt pursuant to this Agreement, which knowledge was acquired independently and not from Licensee (or Licensee’s employees); or

(c) is subsequently disclosed to Harvard in good faith by a third party who has a right to make such disclosure; or

(d) has been published by a third party as a matter of right.

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If Confidential Information is required to be disclosed by law or court order, Harvard shall limit the same to the minimum required to comply with the law or court order, and shall use reasonable efforts to attempt to seek confidential treatment for that disclosure, and prior to making such disclosure Harvard shall notify Licensee, not later than five (5) days (or such shorter period of time as may be reasonably practicable under the circumstances) before the disclosure in order to allow Licensee to comment and/or to obtain a protective or other order, including extensions of time and the like, with respect to such disclosure.

1.11 “Consulting Invention” means any invention (other than a Joint Invention) conceived and/or reduced to practice by Drs. Daniel Finley and/or Randall King (for so long as each is employed by Harvard) in the performance of consulting or other services for Licensee related to the subject matter of the Agreement.

1.12 “Consulting Patent Rights” means any patent or patent application to the extent claiming a Consulting Invention.

1.13 “Developed Country” means any country other than a Developing Country.

1.14 “Developing Country” means any low-income country, as defined by the World Bank.

1.15 “Development Compound” has the meaning set forth in the Biogen Idec Sublicense Agreement.

1.16 “Development Milestones” means the development and commercialization milestones for Licensed Products for the diagnosis, treatment and/or prevention of disease in humans set forth in the Development Plan.

1.17 “Development Plan” means the plan for the development and commercialization of Licensed Products for the diagnosis, treatment and/or prevention of disease in humans set forth in Exhibit 1.17 hereto, as it may be adjusted from time to time pursuant to Section 3.2.

1.18 “Distributor” means any for-profit third party that is a distributor of a Licensed Product anywhere in the world for resale, provided that (a) such third party is not an Affiliate of Licensee or an Affiliate of any Sublicensee or Third Party Licensee and (b) such third party has not been granted a Sublicense to develop, have developed, make or have made such Licensed Product, except to the extent that such a Sublicense is necessary for such third party (i) to perform final packaging of such Licensed Product and/or (ii) to conduct a clinical trial of such Licensed Product to support regulatory approval thereof in such third party’s territory.

1.19 “Excluded Indications” means those indications set forth on Exhibit 1.19 hereto.

1.20 “Existing Patent Rights” means: (a) the patents and patent applications listed on Exhibit 1.20 (including the PCT and/or U.S. utility applications claiming priority to any such

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provisional applications included on such list that are filed on or before the one year conversion date of such applications); (b) any patent or patent application that claims priority to and is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any patent application identified in (a); (c) any patents issuing on any patent application identified in (a) or (b), including any reissues, renewals, reexaminations, substitutions or extensions thereof; (d) any claim of a continuation-in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) that is entitled to the priority date of, and is directed specifically to subject matter specifically described in, at least one of the patents or patent applications identified in (a), (b) or (c); (e) any foreign counterpart (including PCTs) of any patent or patent application identified in (a), (b) or (c) or of the claims identified in (d); and (f) any supplementary protection certificates, pediatric exclusivity periods, any other patent term extensions and exclusivity periods and the like of any patents and patent applications identified in (a) through (e).

1.21 “FDA” means the U.S. Food and Drug Administration and any successor agency with comparable responsibilities.

1.22 “Field” means the diagnosis, treatment or prevention of disease in humans or animals.

1.23 “First Commercial Sale” means the date of the first sale by Licensee, any Sublicensee or any Third Party Licensee, or any of their Affiliates, of a Licensed Product to a third party for end use or consumption of such Licensed Product following receipt of any required Marketing Authorization in the country in which such Licensed Product is sold, excluding, however, any sale or other distribution at cost or less than cost for use in discovery or research activities, in a clinical study, for compassionate use or for named patient use.

1.24 “Harvard Patent Rights” means the Existing Patent Rights and the Consulting Patent Rights.

1.25 “Infringed or Reasonably Necessary IP” means any intellectual property rights (whether issued or pending) that (a) cover or claim (or, with respect to pending rights, would cover or claim if issued) the research, development, manufacture, commercialization, use, sale, importation or exportation of a Licensed Product in the applicable jurisdiction or (b) do not fall within clause (a) of this Section 1.25, but where the lack of a right to practice or use such intellectual property rights would effectively prevent the research, development, manufacture, commercialization, use, sale, importation or exportation of a Licensed Product because such intellectual property rights cover or claim (or, with respect to pending rights, would cover or claim if issued) a right that is necessary to the research, development, manufacture, commercialization, use, sale, importation or exportation of a Licensed Product in the applicable jurisdiction (such as, for purposes of illustration only, an intellectual property right that covers or claims a delivery, formulation, manufacturing or other technology that would be necessary to commercialize a Licensed Product in the applicable jurisdiction).

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1.26 “IND” means an investigational new drug application, clinical study application, clinical trial exemption or similar application or submission for approval to conduct human clinical investigations filed with a Regulatory Authority in any country.

1.27 “IND Enabling GLP Toxicity Studies” means the first testing of a Licensed Product in a toxicology animal model under Good Laboratory Practice conditions as embodied by the standards and practices recommended by the FDA (21 C.F.R. § 58).

1.28 “Initiation” or “Initiate” means the administration of the first dose of a Licensed Product to the first patient in a Phase 1 Clinical Study, Phase 2 Clinical Study or Phase 3 Clinical Study.

1.29 “Joint Invention” means any invention conceived and/or reduced to practice jointly by (a) one or more employees or consultants of Licensee and (b) Drs. Daniel Finley and/or Randall King (for so long as each is employed by Harvard) in the performance of consulting or other services for Licensee or its Affiliate related to the subject matter of the Agreement.

1.30 “Joint Patent Rights” means any patent or patent application to the extent claiming a Joint Invention.

1.31 “Lead Compound” has the meaning set forth in the Biogen Idec Sublicense Agreement.

1.32 “Licensed Product” means any Type I Licensed Product, any Type II Licensed Product and any Type III Licensed Product.

1.33 “Licensee Technology” means any technology or intellectual property (other than subject matter of the Patent Rights), the practice or use of which would not infringe any of the Patent Rights.

1.34 “Major Market Country” means any of [***].

1.35 “Marketing Authorization” means all approvals from the relevant Regulatory Authority necessary to market and sell a Licensed Product in a country.

1.36 “Net Sales” means, with respect to each country in the world, the gross amount due for sales of Licensed Products in such country by Licensee, its Sublicensees or Third Party Licensees, or any of their respective Affiliates (in each case, the “Invoicing Entity”) to third parties (including, but not limited to, Distributors), less the following deductions, in each case (A) to the extent not already deducted or excluded from the gross amount invoiced, (B) without duplication, (C) where applicable with respect to the gross amount invoiced for Licensed Products, (D) as incurred in the ordinary course of business in type and amount consistent with good industry practice and ( E) as determined in accordance with, and as recorded in revenues under, United States Generally Accepted Accounting Principles:

(i) sales returns, allowances and other adjustments actually paid, granted and taken, or accrued on Licensed Products, including trade, quantity, prompt pay and cash discounts, and adjustments granted on account of price adjustments or billing errors;

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(ii) credits or allowances given or made, and taken, for rejection or return of previously sold Licensed Products or for rebates or retroactive price reductions (including Medicare, Medicaid, managed care and similar types of rebates and chargebacks);

(iii) taxes, duties or other governmental charges levied on or measured by the billing amount for Licensed Products, as adjusted for rebates and refunds, which, for the avoidance of doubt, shall not include any tax, duty, or other charge imposed on or measured by net income (however denominated), or any franchise taxes, branch profits taxes, or similar tax;

(iv) customs or excise duties, sales tax, consumption tax, value added tax, and other taxes (except income taxes), as adjusted for rebates and refunds;

(v) pharmaceutical excise taxes (such as those imposed by the United States Patient Protection and Affordable Care Act of 2010 (Pub. L. No. 111-48) and other comparable laws);

(vi) charges for freight and insurance paid that are directly related to the distribution of Licensed Products;

(vii) credits for allowances given or made, and taken, for wastage replacement for Licensed Products;

(viii) wholesaler and distributor administration fees paid that are directly related to the distribution of Licensed Products; and

(ix) other similar or customary deductions taken in the ordinary course of business or in accordance with United States Generally Accepted Accounting Principles that are directly related to the distribution of Licensed Products.

Net Sales shall be determined in accordance with United States Generally Accepted Accounting Principles. Net Sales shall not be imputed to transfers of Licensed Products for use in any clinical trial, for bona fide charitable purposes, for compassionate use, for indigent patient programs or in reasonable quantities as free Licensed Products samples (such transfers, “Exempted Transfers”). Any Exempted Transfers shall be made in a manner consistent with Invoicing Entity’s practices, if any, with respect to Licensed Products prior to the Amendment Effective Date.

Notwithstanding the foregoing, in the event a Licensed Product is sold as a component of a Combination Product (as defined below) in any country in the world in any Calendar Quarter, and in such country both the Licensed Product and the other component(s) are also sold separately from each other during such Calendar Quarter, then Net Sales shall be calculated by [***]. In the event a Licensed Product is sold as a component of a Combination Product (as defined below) in

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any country in the world in any Calendar Quarter, and in such country the Licensed Product is sold separately in such Calendar Quarter, but not the other component(s), then Net Sales shall be calculated by multiplying the Net Sales of the Combination Product in such country during such Calendar Quarter (calculated by applying the criteria set forth above as if it applied to sales of such Combination Product in such country) by the fraction A/C, where A is the average Net Sales per unit sold of Licensed Products when sold separately in such country during such Calendar Quarter (calculated by determining the Net Sales of Licensed Products in such country during such Calendar Quarter in accordance with the criteria set forth above and dividing such Net Sales by the number of units of Licensed Products sold in such country during such Calendar Quarter) and C is the average Net Sales per unit sold of the Combination Product during such Calendar Quarter (calculated by determining the Net Sales of the Combination Product in such country during such Calendar Quarter by applying the criteria set forth above as if it applied to sales of the Combination Product as a whole dividing such Net Sales by the number of units of the Combination Product sold in such country during such Calendar Quarter). For purposes of calculating the average Net Sales per unit sold of Licensed Products and other active component(s) of a Combination Product in accordance with the above described equations, any of the deductions described in clauses (i) through (ix) above that apply to such Combination Product shall be allocated among sales of Licensed Products and sales of the other active component(s) included in such Combination Product as follows: (1) deductions that are attributable solely to Licensed Products or one of the other active component(s) shall be allocated solely to Net Sales of Licensed Products or such other active component, as applicable, and (2) all other deductions shall be allocated among sales of Licensed Products and sales of the other active component(s) in proportion to the parties’ agreed upon reasonable good faith estimate of the fair market value of Licensed Products and the other active component(s). In the event that no separate sales of Licensed Products included in a Combination Product are made by Invoicing Entity during a Calendar Quarter in which such Combination Product is sold in a country, the average Net Sales per unit sold in the above described equations shall be replaced with the parties’ agreed upon reasonable good faith estimate of the fair market value of Licensed Products and each of the other active component(s) included in such Combination Product. For purposes of this Section 1.36, “Combination Product” shall mean (x) any single product in finished form containing as active ingredients both (A) Licensed Products and (B) one or more other pharmaceutically active compounds or substances; (y) any sale of Licensed Products with another product(s) for a single invoice price; or (z) any sale of Licensed Products as part of a bundle with other product(s) or service(s) (i.e., where Licensed Products and such other product(s) or services are sold for a single invoice price or where a discount, rebate or other amount that reduces the price of Licensed Products is provided in exchange for (or otherwise conditioned upon) the purchase of such other product(s) or services), to the extent not described in clause (x) or (y).

In any transfers of Licensed Products between an Invoicing Entity and an Affiliate of such Invoicing Entity not for the purpose of resale by such Affiliate, Net Sales will be equal to the fair market value of the Licensed Products so transferred, assuming an arm’s length transaction made in the ordinary course of business. In the event that an Invoicing Entity receives non-cash consideration for any Licensed Products or in the case of transactions not at arm’s length with a non-Affiliate of an Invoicing Entity, Net Sales will be calculated based on the fair market value of

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such consideration or transaction, assuming an arm’s length transaction made in the ordinary course of business. Sales of Licensed Products by an Invoicing Entity to its Affiliate or a Sublicensee or Third Party Licensee for resale by such Affiliate, Sublicensee or Third Party Licensee will not be deemed Net Sales. Instead, Net Sales will be determined based on the gross amount billed or invoiced by such Affiliate, Sublicensee or Third Party Licensee upon resale of such Licensed Products to a third party purchaser that is not an Affiliate, Sublicensee or Third Party Licensee. For the avoidance of doubt, (i) Net Sales shall be calculated based on transfers to Distributors and not on transfers from Distributors to end-user customers, and (ii) nothing in this paragraph or anywhere else in this Section 1.36 shall be construed to include any Exempted Transfers in any calculation or determination of Net Sales.

Notwithstanding anything in this Agreement to the contrary, an Invoicing Entity shall not, and shall cause its Affiliates not to, take any action, or omit to take any action, for the primary purpose of reducing the amount of any payment otherwise due to Harvard.

1.37 “Non-Screening Method Claim” means any Valid Claim other than a Screening Method Claim or Composition of Matter Claim.

1.38 “Original Effective Date” means March 29, 2011.

1.39 “Other Proprietary Rights” means any trade secrets, patent rights or other intellectual property that (a) cover a product that is proposed to be an Alternative Indication Product, and (b) the use or practice of which by Harvard or a Soliciting Third Party Licensee in connection with the development, manufacture and commercialization of an Alternative Indication Product would infringe, violate or otherwise contravene the rights of any other person. For the avoidance of doubt, (i) “Other Proprietary Rights” include, but are not limited to, Licensee Technology that meets the requirements of clauses (a) and (b), (ii) the use or practice of a trade secret, patent right or other intellectual property that has not been expressly authorized by the owner thereof shall be deemed to infringe, violate or otherwise contravene such trade secret, patent right or other intellectual property, even if it takes place in a jurisdiction in which the courts or proper authorities fail or refuse to enforce such rights or have issued a compulsory license, and (iii) “Other Proprietary Rights” does not include any trade secrets, patent rights or other intellectual property (including Licensee Technology) for which Harvard or a Soliciting Third Party Licensee has received a license from the owner permitting the development, manufacture or commercialization of an Alternative Indication Product.

1.40 “Patent Rights” means the Existing Patent Rights, Consulting Patent Rights and Joint Patent Rights.

1.41 “Phase 1 Clinical Study” means a clinical study in any country involving the initial introduction of an investigational new drug into humans, typically designed to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness. In the United States, “Phase 1 Clinical Study” means a human clinical study that satisfies the requirements of 21 C.F.R. § 312.21(a).

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1.42 “Phase 2 Clinical Study” means a human clinical study in any country conducted to evaluate the effectiveness of a drug for a particular indication or indications in patients with the disease or condition under study and, possibly, to determine the common short-term side effects and risks associated with the drug. In the United States, “Phase 2 Clinical Study” means a human clinical study that satisfies the requirements of 21 C.F.R. § 312.21 (b).

1.43 “Phase 3 Clinical Study” means a human clinical study in any country, whether controlled or uncontrolled, that is performed after preliminary evidence suggesting effectiveness of the drug under evaluation has been obtained, and intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling. In the United States, “Phase 3 Clinical Study means a human clinical study that satisfies the requirements of 21 C.F.R. § 312.21 (c).

1.44 “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to Harvard Patent Rights, the preparing, filing, prosecuting and maintenance of the Harvard Patent Rights, as well as handling re-examinations, reissues, and requests for patent term extensions with respect to the Harvard Patent Rights, together with the conduct of interferences, the defense of oppositions, post grant reviews and other similar proceedings with respect to particular Harvard Patent Rights. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to the Harvard Patent Rights.

1.45 “Qualified Humanitarian Organization” shall mean any governmental agency, non-governmental agency, or other not-for-profit organization that has as one of its bona fide missions to address the public health needs of underserved populations on a not-for-profit basis. For clarity, Qualified Humanitarian Organizations do not include non-governmental agencies and not-for-profit organizations that are formed or established for the benefit of any for-profit entity.

1.46 “Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the manufacturing and marketing of a Licensed Product, including, in the United States, the FDA.

1.47 “Screening Method Claim” means any Valid Claim directed to a method of screening, evaluating, measuring, determining or identifying an activity, property or characteristic of a compound.

1.48 “Soliciting Third Party Licensee” has the meaning set forth in Section 2.4.1 hereof.

1.49 “Subcontractor” means any for-profit third party that is engaged to develop or manufacture a Licensed Product solely on behalf of Licensee, any Sublicensee or any Third Party Licensee, or any of their Affiliates; provided that (a) such third party is not an Affiliate of Licensee or an Affiliate of any Sublicensee or Third Party Licensee, (b) such third party has not been

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granted any right to distribute or sell such Licensed Product and (c) the agreement pursuant to which such third party has been engaged does not require such third party to pay any consideration (in any form) with respect to such engagement.

1.50 “Sublicense” means: (a) any sublicense under the Patent Rights or to use the Technology Transfer Materials that is granted or given by Licensee, any Affiliate of Licensee or any Sublicensee of Licensee or of any of its Affiliates (or by any other entity with Harvard’s consent) to any other person or entity permitting any use or exploitation of any of the Patent Rights in accordance with the provisions of this Agreement, including, without limitation, to develop, manufacture, market, distribute, use and/or sell Licensed Products; (b) any option or other right granted by Licensee, any Affiliate of Licensee or any Sublicensee of Licensee or of any of its Affiliates (or by any other entity with Harvard’s consent) to any other person or entity to negotiate for or receive any of the rights described under clause (a); or (c) any standstill or similar obligation undertaken by Licensee, any Affiliate of Licensee or any Sublicensee of Licensee or of any of its Affiliates (or by any other entity with Harvard’s consent) toward any other person or entity not to grant any of the rights described in clause (a) or (b) to any third party; in each case regardless of whether any of the items covered by the foregoing clauses (a), (b) and (c) is referred to or is described as a sublicense. The term “Sublicense” shall not include (x) any sublicense under the Patent Rights (whether express or implied) or any other right that is granted or given to any Distributor in order to permit such Distributor to market, distribute, sell and/or support Licensed Products, (y) any option or other right granted to any other person or entity to negotiate for or receive any of the rights described under clause (x) or (z) any standstill or similar obligation undertaken toward any other person or entity not to grant any of the rights described in clause (x) or (y) to any third party.

1.51 “Sublicensee” means any third party that is granted a Sublicense. Notwithstanding the foregoing, no Distributor or Subcontractor shall be a Sublicensee for purposes of this Agreement.

1.52 “Sublicense Revenue” means (i) any payment or other consideration that Licensee or any of its Affiliates receives from a third party as consideration for the appointment of such third party as a Distributor and (ii) any payments or other consideration that Licensee or any of its Affiliates receives to the extent that it is in connection with a Sublicense; provided, however, that if Licensee grants any such Sublicense as part of a transaction in which it also conveys rights to Licensee Technology, then none of the payments or other consideration that Licensee or any of its Affiliates receives under or in connection with such Sublicense shall be deemed or treated as Sublicense Revenue for purposes of this Agreement (instead, the provisions of Section 4.7 shall apply). The above notwithstanding, Sublicense Revenue shall exclude (a) royalties based on Net Sales, (b) amounts received from a Sublicensee or a Distributor that are committed to cover industry standard, fully burdened costs to be incurred by Licensee or any of its Affiliates in the supply of materials or products or the performance of activities, such as research, development, regulatory, manufacturing or commercialization activities, related to actual or potential Licensed Products, to be performed by Licensee or any of its Affiliates under such a Sublicense agreement or under any agreement with a Distributor, (c) payments received by Licensee or any of its

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Affiliates from a Sublicensee or any of its Affiliates as reimbursement for unreimbursed costs and expenses incurred by Licensee or any of its Affiliates with respect to Prosecuting and Maintaining any of the Patent Rights or any other patents or patent applications licensed or sublicensed by Licensee or any of its Affiliates to such Sublicensee as part of the Sublicense and (d) any purchases by any Sublicensee of Licensee securities to the extent that amounts paid are no greater than fair market value for such securities. If Licensee or any of its Affiliates receives non-cash consideration in connection with a Sublicense or in the case of transactions not at arm’s length, Sublicense Revenue will be calculated based on the fair market value of such consideration or transaction, at the time of the transaction, assuming an arm’s length transaction made in the ordinary course of business.

1.53 “Technology Transfer Materials” means the protocols, materials, reagents and/or data listed in Exhibit 1.53, as such list may be updated from time-to-time in writing by the parties, and any progeny, derivatives and modifications of such material. Licensee acknowledges that, within thirty (30) days after the Original Effective Date, Harvard delivered the Technology Transfer Materials listed in Exhibit 1.53 to Licensee.

1.54 “Term” means the term of this Agreement as set forth in Section 10.1.

1.55 “Third Party Licensee” means any third party (other than a Sublicensee) that is granted any right or license to develop, manufacture, market, distribute, use and/or sell any Type III Licensed Product. Notwithstanding the foregoing, a Distributor of, or Subcontractor with respect to, any Type III Licensed Product shall not be a Third Party Licensee for purposes of this Agreement.

1.56 “Type I Licensed Product” means any compound or product, the manufacture, use or sale of which is covered by a Composition of Matter Claim in the country in which such compound or product is made, used or sold.

1.57 “Type II Licensed Product” means any compound or product that is not a Type I Licensed Product, but that the manufacture, use or sale or which is covered by a Non-Screening Method Claim in the country in which such compound or product is made, used or sold.

1.58 “Type III Licensed Product” means any compound or product that is not a Type I Licensed Product or a Type II Licensed Product, but that (a) is a derivative of a Type I Licensed Product or (b) is otherwise derived, in whole or in part, through the use of a Type I Licensed Product or (c) is identified or developed, in whole or in part, through the practice of a Screening Method Claim or through the use of Technology Transfer Materials.

1.59 “Valid Claim” means (a) a claim of an issued and unexpired patent within the Patent Rights that has not been (i) held permanently revoked, unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, (ii) cancelled, disclaimed, denied or otherwise held to be invalid or unenforceable through reissue, reexamination, disclaimer, derivation, opposition or otherwise, (iii) abandoned or (iv) permanently lost through an interference, derivation, inter

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partes reexamination, ex parte reexamination, post grant review, or opposition proceeding without any right of appeal or review; or (b) a pending claim of a pending patent application within the Patent Rights that (i) has been asserted and continues to be prosecuted in good faith and has not been cancelled, withdrawn or abandoned without being refiled in another application in the applicable jurisdiction and (ii) has not been abandoned or finally rejected without the possibility of appeal or refiling; provided that any patent application pending for more than six (6) years from the date of issuance of the first patent office action on the merits regarding the patentability of such claim by the relevant patent office in the country or territory in which such claim is pending (excluding any time during which such application is in interference, derivation, opposition or similar proceedings, or the decision of an examiner with respect to such application is being appealed) shall not be considered a Valid Claim for purposes of this Agreement from and after such six (6) year date unless and until a patent issues from such patent application.

1A. Amendment and Restatement of Original Agreement. The Original Agreement is hereby amended and restated in its entirety by this Agreement to read as set forth herein. The parties agree that upon any termination of Biogen Idec’s rights to research, develop and commercialize a particular Licensed Product under the Biogen Idec Sublicense Agreement, the terms and conditions of Sections 4.4.5 and 4.5.1.4 will automatically no longer apply with regard to such Licensed Product only. For clarity, (a) in the case where there has been a termination of Biogen Idec’s rights to research, develop and commercialize a particular Licensed Product under the Biogen Idec Sublicense Agreement, but Biogen Idec continues to have rights under the Biogen Idec Sublicense Agreement to research, develop and commercialize other Licensed Products, the terms of Sections 4.4.5 and 4.5.1.4 will continue to apply to all Licensed Products for which Biogen Idec continues to have rights under the Biogen Idec Sublicense Agreement, (b) all other terms and conditions set forth in this Agreement will continue to apply after any full or partial termination of Biogen Idec’s rights to research, develop and commercialize Licensed Products under the Biogen Idec Sublicense Agreement, and (c) nothing in this Section 1A will affect the amounts payable by any Sublicensee (including, but not limited to, Biogen Idec) that obtains a direct license from Harvard pursuant to Section 10.3.1.

1B. Ownership of Inventions.

1B.1. The entire right, title and interest in and to each Consulting Invention, and all corresponding Consulting Patent Rights, will be owned solely by Harvard. The parties and Drs. Finley and King agree that each of Drs. Finley and King shall assign their entire right, title and interest in any such Consulting Invention to Harvard.

1B.2. The entire right, title and interest in and to each Joint Invention, and all corresponding Joint Patent Rights, will be owned jointly by Licensee and Harvard. The parties and Drs. Finley and King agree that each of Drs. Finley and King shall assign his entire right, title and interest in any such Joint Invention to Harvard. Subject to the terms and conditions of this Agreement (including, without limitation, the exclusive license granted by Harvard to Licensee pursuant to Section 2.1 hereof), each party shall be free to use and license its undivided share of any and all Joint Inventions or any and all Joint Patent Rights without having to obtain the agreement or consent of the other party, without having to provide notice of such use or licensing to the other party and without having to make any accounting to the other party for such use or licensing or any revenues or profits derived from such use or licensing.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1B.3. All determinations of inventorship under this Agreement shall be made in accordance with United States patent law. In case of dispute over inventorship, a mutually acceptable outside patent counsel shall make the determination of the inventor(s) by applying the standards contained in United States patent law.

1B.4. Drs. Finley and King each shall disclose to Licensee and Harvard’s Office of Technology Development in a confidential writing the conception and/or reduction to practice of any Consulting Invention and Joint Invention promptly after he becomes aware thereof. Harvard shall disclose to Licensee in a confidential writing the conception and/or reduction to practice of any Consulting Invention and Joint Invention of which it becomes aware, promptly after its receipt of an invention disclosure form from Drs. Finley and/or King.

1B.5. Any consulting or other agreement pursuant to which Drs. Finley and/or King (for so long as each is an employee of Harvard) performs services for or on behalf of Licensee shall be consistent with and subordinate to the provisions of this Article 1B. Any such consulting agreement shall require each of Drs. Finley and King to assign his rights in Consulting Invention and Joint Invention, but not in other inventions, in a manner consistent with the provisions of this Article 1B, and shall allow Drs. Finley and King to make the disclosures contemplated by Section 1B.4. In the case of any discrepancy between Article lB of this Agreement and any such consulting agreement, the terms of this Agreement shall prevail.

2. License.

2.1 Grant.

2.1.1 Exclusive License. Subject to the terms and conditions set forth in this Agreement, Harvard hereby grants to Licensee an exclusive, worldwide, royalty-bearing license under its interest in the Composition of Matter Claims, the Non-Screening Method Claims and the Technology Transfer Materials solely to develop, make, have made, offer for sale, sell, have sold and import Licensed Products for use solely in the Field; provided, however, that:

2.1.1.1 Harvard retains the right, for itself and for other not-for-profit research organizations, to practice the Patent Rights and to use the Technology Transfer Materials within the scope of the license granted above, solely for research, educational and scholarly purposes and not for the purpose of commercial manufacture, marketing, sale, distribution or provision of services for a fee. For the avoidance of doubt, nothing herein shall be construed as permitting Harvard or any such not-for-profit research organization to grant rights to any for-profit sponsor to Patent Rights or Technology Transfer Materials within the scope of the license granted above. Harvard shall not provide, transfer, or grant any right to practice or use, any biological or chemical materials within the Technology Transfer Materials to any not-for-profit research organization except pursuant to a written agreement that is consistent with the provisions of this Agreement and the rights granted to Licensee under this Agreement. Harvard shall provide written

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notice to Licensee if it enters into an agreement with any other not-for-profit research organization in which it grants the right to practice the Patent Rights and/or to use the Technology Transfer Materials in accordance with this Section 2.1.1.1;

2.1.1.2 the United States federal government retains rights in the Patent Rights pursuant to 35 U.S.C. §§ 200-212 and 37 C.F.R. § 401 et seq., and any right granted in this Agreement greater than that permitted under 35 U.S.C. §§ 200-212 or 37 C.F.R. § 401 et seq. will be subject to modification as may be required to conform to the provisions of those statutes and regulations; and

2.1.1.3 Licensee shall not transfer Technology Transfer Materials to any third party, other than to Affiliates, Sublicensees, Distributors and Subcontractors. THE TECHNOLOGY TRANSFER MATERIALS SHALL NOT BE USED IN HUMANS.

2.1.2 Screening Method Claims License. Subject to the terms and conditions set forth in this Agreement, Harvard hereby grants to Licensee a non-exclusive, worldwide, royalty-bearing license under its interest in the Screening Method Claims solely to identify, develop, make, have made, offer to sell, sell, have sold and import Licensed Products for use solely in the Field.

2.2 Affiliates, Distributors and Subcontractors. The licenses granted to Licensee under Section 2.1 include the right (a) to have some or all of such rights or obligations under this Agreement exercised or performed by one or more Affiliates of (i) Licensee, (ii) a Sublicensee of such rights or (iii) a Third Party Licensee of such rights (in each case, on behalf of Licensee, such Sublicensee or such Third Party Licensee, as applicable) and (b) to engage Distributors and Subcontractors; provided, however, that:

2.2.1 no Distributor, Subcontractor or Affiliate (other than an Affiliate of Licensee) shall be entitled to grant, directly or indirectly, to any third party any right of whatever nature under, or with respect to, or permitting any use or exploitation of, any of the Patent Rights or the Technology Transfer Materials, including any right to develop, manufacture, market or sell Licensed Products, except that any Distributor may appoint sub-distributors for purposes of marketing, distributing, selling and supporting Licensed Products (in which event, all of the terms and conditions of this Agreement that are applicable to Distributors shall be applicable to such sub-distributors); and

2.2.2 notwithstanding anything to the contrary expressed or implied herein, any act or omission taken or made by an Affiliate, Distributor or Subcontractor under this Agreement also will be deemed an act or omission by Licensee under this Agreement.

2.3 Sublicenses.

2.3.1 Sublicense Grant. Licensee, Affiliates of Licensee, and Sublicensees of Licensee or of any of its Affiliates will be entitled to grant Sublicenses to third parties under the license granted pursuant to Section 2.1.1 subject to the terms of this Section 2.3. In addition,

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Licensee, Affiliates of Licensee, and Sublicensees of Licensee or of any of its Affiliates will be entitled to grant Sublicenses under the license granted pursuant to Section 2.1.2 solely (a) to third parties to whom Licensee or such Affiliate or Sublicensee also has granted a Sublicense under some or all of its Section 2.1.1 rights and solely for the purpose of facilitating such third party’s practice of such Section 2.1.1 rights and/or (b) to third parties with whom Licensee or such Affiliate or Sublicensee is engaged in collaborative research and development activities that will include such Section 2.1.2 rights. Any such Sublicense shall be on terms and conditions in compliance with and not inconsistent with the terms of this Agreement. Licensee shall provide Harvard with written notice each time that its Affiliate, its Sublicensee or its Affiliate’s Sublicensee grants a Sublicense.

2.3.2 Sublicense Agreements. Licensee shall grant, and shall cause its Affiliates and its Affiliates’ Sublicensees to grant, Sublicenses pursuant to written agreements, which will be subject and subordinate to the terms and conditions of this Agreement. Such Sublicense agreements will contain, among other things, the following:

2.3.2.1 all provisions necessary to ensure Licensee’s ability to perform its obligations under this Agreement (including, without limitation, in the case of a Sublicense described in Section 2.3.1 (b), Licensee’s obligation to pay royalties under Section 4.5.1.3);

2.3.2.2 a section substantially the same as Article 9 of this Agreement, which also will state that the Indemnitees (as defined in Section 9.1) are intended third party beneficiaries of such Sublicense agreement for the purpose of enforcing such indemnification;

2.3.2.3 a provision clarifying that, in the event of termination of any license under Section 2.1 (in whole or in part (e.g., termination in a particular country)), any existing Sublicense under such license shall terminate to the extent of such terminated license, except to the extent otherwise provided in Section 10.3.1 hereof;

2.3.2.4 a provision granting Harvard, as a third party beneficiary, the right to enforce directly against the Sublicensee any of the provisions of this Agreement that, by its own terms, require Sublicensees to perform certain actions or refrain from certain actions or that require Licensee to cause Sublicensees to perform certain actions or refrain from certain actions, provided that Harvard shall take any such enforcement action directly against the Sublicensee only if, after Harvard has given notice to Licensee of the actions taken or not taken by the Sublicensee in violation of this Agreement, Licensee is unable to cause (directly or through the Affiliate or Sublicensee that granted the Sublicense) the Sublicensee to cure such violation or non-compliance and does not take enforcement action (directly or through the Affiliate or Sublicensee that granted the Sublicense) against the Sublicensee under the applicable Sublicense agreement within a reasonable period of time; and

2.3.2.5 a provision prohibiting the Sublicensee from assigning the Sublicense agreement without the prior written consent of Harvard, except that Sublicensee may assign the Sublicense agreement to a successor in connection with the merger, consolidation or sale of all or substantially all of its assets or that portion of its business to which the Sublicense agreement relates; provided, however, that any permitted assignee agrees in writing to be bound by the terms of such Sublicense agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

2.3.3 Delivery of Sublicense Agreements. Licensee shall furnish Harvard, and shall cause its Affiliates and its and its Affiliates’ Sublicensees to furnish Harvard, with a fully executed copy of any Sublicense agreement, promptly after its execution. Such agreement may be redacted to maintain the confidentiality of information not relevant to Harvard’s ability to enforce its rights under this Agreement. Harvard shall keep copies of all such Sublicense agreements (including the Biogen Idec Sublicense Agreement) in its confidential files and shall use them solely for the purpose of monitoring Licensee’s and Sublicensees’ compliance with their obligations hereunder and enforcing Harvard’s rights under this Agreement.

2.3.4 Breach by Sublicensee. Notwithstanding anything to the contrary expressed or implied herein, any act or omission by a Sublicensee that would have constituted a breach of this Agreement had it been an act or omission by Licensee shall constitute a breach of this Agreement.

2.4 Alternative Indication Products.

2.4.1 If on or after the [***] of the first Marketing Authorization of a Licensed Product, a third party makes a bona fide proposal to Harvard for developing an Alternative Indication Product (a “Soliciting Third Party Licensee”), and Harvard is interested in having such Alternative Indication Product developed and commercialized, then Harvard may notify Licensee of the third party’s proposal, and shall include in such notification information regarding the third party proposal, including the applicable Alternative Indication. Within [***] after the receipt of such notification from Harvard (the “Notification Period”), Licensee shall notify Harvard whether it is interested in developing such Alternative Indication Product or, if applicable, shall establish to Harvard that the product that is the subject of the third party’s proposal is not an Alternative Indication Product (e.g., because Licensee, or any Sublicensee or Third Party Licensee, or any of their respective Affiliates (including Affiliates of Licensee), already is developing a Licensed Product for the applicable Alternative Indication). If Licensee is able to establish that the product that is the subject of the third party’s proposal is not an Alternative Indication Product, then the remainder of this Section 2.4 shall not apply with respect to the active component ([***]) or the indication that is the subject of the third party’s proposed product.

2.4.2 If Licensee cannot meet the requirements of Section 2.4.1 and the product that is the subject of the third party’s proposal is deemed an Alternative Indication Product, but Licensee notifies Harvard on or before the expiration of the Notification Period that Licensee is interested in developing such Alternative Indication Product, the parties will negotiate in good faith and agree, during [***] following the date of such notification (the “Negotiation Period”), upon a development plan for such Alternative Indication Product, which plan will include commercially reasonable milestones. If the parties agree on such development plan and milestones within such Negotiation Period, Licensee shall maintain its exclusive license hereunder

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with respect to such Alternative Indication Product, but shall be obligated (a) to use Commercially Reasonable Efforts to develop and commercialize such Alternative Indication Product in accordance with such new development plan and (b) to meet such commercially reasonable milestones with respect to such Alternative Indication Product included in such new development plan. The provisions of Section 3.4 hereof shall be applicable to such commercially reasonable milestones to the same extent as Section 3.4 applies to the Development Milestones. If the parties do not agree by the end of the Negotiation Period on a development plan and milestones that are acceptable to Harvard, in its reasonable and good faith judgment, then Licensee shall have the rights set forth below in Section 2.4.4.

2.4.3 If (a) the parties do not agree by the end of the Negotiation Period on a development plan and milestones that are acceptable to Harvard, in its reasonable and good faith judgment, and Licensee does not exercise its rights under Section 2.4.4, or (b) the parties agree on such a plan and milestones, but Licensee thereafter fails to comply in any material respect with such mutually agreed obligations, and fails to cure such noncompliance after notice from Harvard within the time periods specified in Section 3.4, then, subject to the provisions of Section 2.4.6, Harvard will be entitled, as applicable, to terminate the license under the Patent Rights granted hereunder with respect to such Alternative Indication Product, or to convert such license into a non-exclusive license with respect to such Alternative Indication Product, in each case solely to the extent necessary to permit the Soliciting Third Party Licensee to develop and distribute such Alternative Indication Product.

2.4.4 If (a) Licensee states in its notification to Harvard that it is not interested in developing such Alternative Indication Product, or (b) the parties do not agree by the end of the Negotiation Period on a development plan and milestones that are acceptable to Harvard, in its reasonable and good faith judgment, then, upon prompt written notice to Harvard that Licensee wishes to grant, or cause to be granted in accordance with Section 2.3, to such Soliciting Third Party Licensee a Sublicense under the Patent Rights solely to make, have made, offer for sale, sell, have sold and import such Alternative Indication Product, Licensee will have [***] (or such longer time as will be agreed to by Harvard and Licensee in writing) to negotiate and enter into, or to cause an Affiliate or Sublicensee to negotiate and enter into, in accordance with Section 2.3, such a Sublicense agreement with such Soliciting Third Party Licensee; provided, however, that if Licensee demonstrates that it or any such Affiliate or Sublicensee and such Soliciting Third Party Licensee have entered into a term sheet with respect to such a Sublicense agreement during such [***], Licensee or such Affiliate or Sublicensee will be entitled to extend the period for the execution of a binding Sublicense agreement by an additional [***].

2.4.5 If Licensee or any such Affiliate or Sublicensee fails to enter into such a Sublicense agreement within such [***] period or [***] period, as applicable, Licensee shall promptly (but in any event within [***] of the end of such period) provide Harvard in writing an explanation for such failure along with the proposed terms offered to such Soliciting Third Party Licensee by Licensee or any such Affiliate or Sublicensee. If Harvard agrees with Licensee that such terms were commercially reasonable in light of the proposed scope and purpose of the Sublicense, then Licensee shall be under no further obligation to negotiate a Sublicense agreement

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with such Soliciting Third Party Licensee, and Harvard shall not grant such Soliciting Third Party Licensee a license to develop the applicable Alternative Indication Product. If Harvard determines in its good faith reasonable judgment that such terms were not commercially reasonable in light of the proposed scope and purpose of the Sublicense, Harvard shall notify Licensee of such determination and provide Licensee with an additional [***] to enter into, or cause such Affiliate or Sublicensee to enter into, a Sublicense with such Soliciting Third Party Licensee. If Licensee fails to enter into, or cause such Affiliate or Sublicensee to enter into, a Sublicense agreement with such Soliciting Third Party Licensee within such additional [***] period on terms that Harvard determines in its good faith judgment are commercially reasonable, then, subject to the provisions of Section 2.4.6, Harvard will be entitled to terminate the license under the Patent Rights granted hereunder with respect to such Alternative Indication Product or to convert such license into a non-exclusive license, in each case solely to the extent necessary to permit such third party to develop and distribute such Alternative Indication Product.

2.4.6 Notwithstanding anything in this Section 2.4 expressed or implied to the contrary, (a) Harvard may not exercise any right that it may have under Section 2.4.3 or Section 2.4.5 hereof to terminate the license under the Patent Rights granted hereunder with respect to any Alternative Indication Product unless, simultaneously with such termination, Harvard is entering into an agreement with a Soliciting Third Party Licensee pursuant to which Harvard grants to such Soliciting Third Party Licensee an exclusive license to develop, manufacture, use, sell and otherwise commercialize such Alternative Indication Product solely for use in the indication for which such Soliciting Third Party Licensee made a bona fide proposal to Harvard pursuant to Section 2.4.1 hereof and explicitly prohibits such third party from developing, manufacturing, using, selling or otherwise commercializing such Alternative Indication Product for any other indication, (b) if Harvard exercises any right that it may have under Section 2.4.3 or Section 2.4.5 hereof to terminate the license under the Patent Rights granted hereunder with respect to any Alternative Indication Product, such termination shall only be applicable to such Alternative Indication Product with respect to the indication as to which Harvard grants exclusive license rights to a Soliciting Third Party Licensee in accordance with the provisions of the foregoing clause (a), and in no event shall Licensee’s rights under this Agreement with respect to such Alternative Indication Product in any other indication be affected or implicated, (c) Harvard may not during the Term, directly or indirectly, solicit or initiate and, except as expressly provided in this Section 2.4, engage in any discussions or negotiations with, or provide any information to, or take any other action with the intent to facilitate the efforts of, any third party relating to any Alternative Indication Product and (d) Harvard agrees that any (i) development plan of Licensee contemplated under Section 2.4.2, (ii) agreement between Harvard and a Soliciting Third Party Licensee contemplated under Section 2.4.3 or 2.4.5, or (iii) Sublicense from Licensee to a Soliciting Third Party Licensee contemplated under Sections 2.4.4 and 2.4.5, must, in each case, address, to the reasonable satisfaction of Licensee, its Affiliates and Sublicensees consistent with industry standards, standard commercial protections, including, without limitation, intellectual property protection, pricing protection, development feasibility, commercial strategy and the like, and must in all cases be consistent with the terms and conditions of this Agreement, and the rights of Licensee hereunder, and Harvard also agrees that it may not disregard such protections in determining whether the proposed terms in such a plan, agreement or Sublicense are acceptable to Harvard in its reasonable and good faith judgment.

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2.4.7 Notwithstanding anything in this Section 2.4 or elsewhere in this Agreement expressed or implied, in the event that any third party that is developing or commercializing an Alternative Indication Product as a result of the application of the provisions of this Section 2.4 (a) materially breaches or violates any of the provisions of this Agreement or any Sublicense agreement that are applicable to such third party or (b) materially violates, contravenes, misuses, misappropriates or infringes any of rights exclusively licensed by Harvard to Licensee (after giving effect to the provisions of this Section 2.4 with respect to such Alternative Indication Product) or contributes or otherwise participates in any material violation, contravention, misuse, misappropriation or infringement of such rights by any other person, then Licensee’s non-exclusive license under this Agreement with respect to such Alternative Indication Product shall automatically convert back to an exclusive license, Licensee shall have the right to terminate any Sublicense granted to such third party and Licensee and its Affiliates and Sublicensees shall have the right to take any and all action against such third party to enforce such exclusive license (and all applicable Patent Rights) and in connection therewith to exercise any and all legal and equitable remedies available to Licensee and its Affiliates or Sublicensees, including, without limitation, the right to restrain or prevent the further development, manufacture, distribution, marketing, promotion, sales, commercialization or exportation of such Alternative Indication Product by such third party.

2.4.8 The provisions of this Section 2.4 shall not be applicable with respect to (i) any of the Excluded Indications or (ii) any Alternative Indications in any country of the world if Licensee or any of its Affiliates, Sublicensees or Distributors has previously commenced development or commercialization or an application for regulatory approval of a Licensed Product for such Alternative Indication in such country.

2.5 Developing Countries.

2.5.1 Harvard and Licensee mutually agree on the importance of ensuring that Licensed Products are made available to people in all economic strata around the world. In furtherance thereof, commencing on the [***] of the first Marketing Authorization of a Licensed Product, Licensee agrees to exercise Commercially Reasonable Efforts (on its own or through a Sublicensee, Third Party Licensee, or any of their Affiliates) to establish, in Developing Countries in which there is at least one Valid Claim, a program that provides patients in such Developing Countries with reasonable access to such Licensed Product, including, without limitation, by providing free drug for eligible patients or contributing Licensed Product to Qualified Humanitarian Organizations for distribution to eligible patients (a “Patient Access Program”), provided that such obligation shall only apply, on a country-by-country basis, where Licensee, its Sublicensees, Third Party Affiliates, and their respective Affiliates, as well as any Qualified Humanitarian Organization participating in the Patient Access Program, are able to ensure that the Licensed Product will only be used in the Developing Country in which such Patient Access Program is established and located and will not be used to diagnose, test, analyze, review or produce data for, or distributed outside to, any person or entity outside of such Developing

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Country. Licensee shall not be required to establish a Patient Access Program in any Developing Country if such Patient Access Program would violate any law, rule, regulation, treaty or order or to the extent that such Developing World Country restricts or prohibits the termination of any sublicensee or distributor in such Developing World Country. For the avoidance of doubt, Licensee is entitled to the full extent of the applicable laws and regulations to protect the Patent Rights licensed hereunder for so long as it complies with its obligations under this Section 2.5.1. Licensee agrees that a failure to comply with the foregoing obligations would constitute a breach of this Agreement and, further, that Harvard has the right to specifically enforce such obligations in a court of competent jurisdiction in the event Licensee fails or refuses to comply therewith.

2.5.2 The provisions of Article 7 notwithstanding, Licensee agrees that, if it is in material breach of its obligations under Section 2.5.1, then Harvard may, by written notice provided on a case-by-case basis, prohibit Licensee from initiating any enforcement action in any Developing Country with respect to any Harvard Patent Rights unless Licensee cures such breach within [***] of such written notice (during which time Licensee may continue to take any such enforcement action that it has previously initiated). Any decision by Harvard to prohibit Licensee from enforcing such Harvard Patent Rights in any such Developing Country shall be reasonable and made in good faith. Harvard hereby agrees that any decision by Harvard to prohibit Licensee from enforcing such Harvard Patent Rights in any such Developing Country would be unreasonable if failure to enforce such Harvard Patent Rights in such Developing Country would impair or undermine the licenses granted under this Agreement with respect to any of the Harvard Patent Rights in any country other than such Developing Country.

2.6 No Other Grant of Rights. Except as expressly provided herein, nothing in this Agreement will be construed to confer any ownership interest, license or other rights upon Licensee by implication, estoppel or otherwise as to any technology, intellectual property rights, products or biological materials of Harvard, or any other entity, regardless of whether such technology, intellectual property rights, products or biological materials are dominant, subordinate or otherwise related to any Patent Rights or Technology Transfer Materials.

3. Development and Commercialization.

3.1 Diligence. Licensee shall use Commercially Reasonable Efforts and shall cause Sublicensees and Third Party Licensees, and its and their Affiliates, to use Commercially Reasonable Efforts: (a) to develop Licensed Products for the diagnosis, treatment and/or prevention of disease in humans; (b) to introduce such Licensed Products into the Major Market Countries; and (c) to market such Licensed Products following such introduction into the Major Market Countries. In addition, Licensee, by itself or through Sublicensees or Third Party Licensees, or its and their Affiliates, shall achieve each of the Development Milestones within the time periods specified in the Development Plan.

3.2 Development Plan. The Development Plan is attached hereto as Exhibit 1.17. Licensee will be entitled, from time to time, to make such adjustments to the then applicable Development Plan as Licensee believes, in its good faith judgment, are needed in order to improve Licensee’s ability to meet the Development Milestones.

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3.3 Reporting. Within [***] after the end of each calendar year, Licensee shall furnish Harvard with a written report summarizing its efforts, and the efforts of Sublicensees, Third Party Licensees and its and their Affiliates, during the prior year to develop and commercialize Licensed Products, including: (a) research and development activities; (b) commercialization efforts; and (c) marketing efforts. Each report must contain a sufficient level of detail for Harvard to assess whether Licensee is in compliance with its obligations under Section 3.1 and a discussion of intended efforts for the then current year. Together with each report, Licensee shall provide Harvard with a copy of the then current Development Plan.

3.4 Failure to Meet Development Milestone; Opportunity to Cure. If Licensee believes that it will not achieve a Development Milestone, it may notify Harvard in writing in advance of the relevant deadline (a “Delayed Milestone Notice”). Licensee shall include with such Delayed Milestone Notice (a) a reasonable explanation of the reasons for such failure (and lack of finances will not constitute reasonable basis for such failure) (an “Explanation”) and (b) a reasonable, detailed, written plan for promptly achieving a reasonable extended and/or amended milestone (a “Plan”). If Licensee provides Harvard with a Delayed Milestone Notice, but fails to provide Harvard with both an Explanation and a Plan, then Harvard will notify Licensee in writing that it has not received such Explanation and such Plan. Licensee will have [***] after receipt of such notice to meet such milestone. Subject to Section 3.5, Licensee’s failure to meet the deadline set forth in the preceding sentence shall constitute a material breach of this Agreement and Harvard shall have the right to terminate this Agreement immediately. If Licensee provides Harvard with an Explanation and a Plan in or with its Delayed Milestone Notice, both of which are acceptable to Harvard in its reasonable discretion, then Harvard will so inform Licensee in writing and the Development Plan will be amended automatically to incorporate the extended and/or amended milestone set forth in the Plan. If Licensee provides Harvard with a Delayed Milestone Notice and provides Harvard with an Explanation and a Plan, but the Explanation is not acceptable to Harvard in its reasonable discretion (e.g., Licensee asserts lack of finances or development preference for a non-Licensed Product), then Harvard will provide Licensee a written notice explaining why the Explanation was not acceptable. Licensee will then have [***] after receipt of such notice to meet such milestone. Subject to Section 3.5, Licensee’s failure to meet the deadline set forth in the preceding sentence shall constitute a material breach of this Agreement and Harvard shall have the right to terminate this Agreement immediately. If Licensee provides a Delayed Milestone Notice to Harvard and provides Harvard with an Explanation and a Plan, but the Plan is not acceptable to Harvard in its reasonable discretion, then Harvard will explain to Licensee why the Plan is not acceptable and provide Licensee with suggestions for an acceptable Plan. Licensee will have one opportunity to provide Harvard with an acceptable Plan within [***], during which time Harvard agrees to work with Licensee in its effort to develop an acceptable Plan. If, within such [***], Licensee provides Harvard with an acceptable Plan, then the Development Plan will be amended automatically to incorporate the extended and/or amended milestone set forth in the Plan. If, within such [***], Licensee fails to provide an acceptable Plan, then Licensee will have [***] after the date of Harvard’s final rejection of the last Plan submitted by Licensee to meet such milestone. Subject to Section 3.5, Licensee’s failure to meet the deadline set forth in the preceding sentence shall constitute a material breach of this Agreement and Harvard shall have the right to terminate this Agreement immediately. For clarity, if Licensee fails

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to achieve a Development Milestone and does not avail itself of the procedures set forth in this Section 3.4, such failure shall be a material breach that entitles Harvard to proceed under Section 10.2.2.1. The sole remedy of Harvard for any breach of Section 3.1 or this Section 3.4 shall be to terminate this Agreement in accordance with this Section 10.2.2.1 hereof. Notwithstanding anything in this Section 3.4 or elsewhere in this Agreement expressed or implied to the contrary, (i) Harvard shall not have the right to terminate this Agreement for failure to achieve a Development Milestone or for failure to comply with the provisions of this Section 3.4 if the reason that Licensee failed to achieve a Development Milestone was due to factors beyond its control, including, without limitation, (1) any force majeure, (2) any delay (not attributable to Licensee, any Sublicensee, any Third Party Licensee or any of their Affiliates) or change in the regulatory requirements or the regulatory process, including, without limitation, any such delays or changes associated with obtaining approvals for development or commercialization from Regulatory Authorities, (3) unavailability of supply of raw materials or products, (4) adverse pre-clinical or clinical results with respect to Licensed Product in terms of safety or efficacy, (5) change in laws or legal requirements, (6) inability to identify or develop suitable formulation for Licensed Product and (7) unanticipated problems with manufacturing process and scale-up of Licensed Product, and (ii) in the event that Licensee has materially breached its diligence obligations in Section 3.1 with respect to a Licensed Product, Harvard shall only have the right to terminate this Agreement with respect to such Licensed Product and not with respect to any other Licensed Product as to which Licensee is not in breach of its diligence obligations under Section 3.1 hereof.

3.5 With respect to each of the Development Milestones, if Licensee has followed the procedures of Section 3.4, but fails to meet the applicable deadline within the time frames set forth therein, Licensee shall not be deemed in breach of this Agreement, and Harvard may not terminate this Agreement for such failure, if on or before [***] prior to the date of the applicable extended deadline in Section 3.4, Licensee pays Harvard an amount in cash equal to [***] of the Milestone Payment applicable to such Development Milestone, as set forth in Section 4.4. Such payment shall be non-refundable, but shall be creditable against the full Milestone Payment when it becomes due upon achievement of the applicable Development Milestone. In the event Licensee makes such a payment to Harvard, then the extended deadline for the applicable Development Milestone, as set forth in Section 3.4, shall be further extended for an additional period of [***]. Licensee’s failure to meet the further extended deadline set forth in the preceding sentence shall constitute a material breach of this Agreement and Harvard shall have the right to terminate this Agreement immediately.

4. Consideration for Grant of License.

4.1 License Issuance Fee. Harvard acknowledges that Licensee paid Harvard a non-refundable license fee of [***] within thirty (30) days after the Original Effective Date.

4.2 Equity. Harvard acknowledges that, within thirty (30) days after the Original Effective Date, Licensee issued to Harvard [***] shares of its common stock pursuant to a Restricted Stock Purchase Agreement.

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4.3 Annual License Maintenance Fees. Licensee agrees to pay Harvard annual license maintenance fee as follows (except to the extent already paid since the Original Effective Date, as noted below):

4.3.1 [***] for calendar years 2012 and 2013, which Harvard acknowledges have already been paid; and

4.3.2 [***] for calendar year 2014 and each subsequent calendar year during the Term.

Each such fee shall be due and payable on January 1st of the calendar year to which such fee applies. Each annual license maintenance fee shall be creditable against any amounts payable under Sections 4.4 and 4.5 below with respect to milestones achieved and Licensed Products sold in the same calendar year that such annual license maintenance fee was due.

4.4 Milestone Payments.

4.4.1 Program Milestones. Licensee shall pay Harvard the following milestone payments (except to the extent already paid since the Original Effective Date, as noted below):

4.4.1.1 [***] upon [***], which Harvard acknowledges has already been paid in cash;

4.4.1.2 [***] upon achievement of the first milestone listed in Exhibit 1.17, which Harvard acknowledges has already been paid through its annual license maintenance fee credit;

4.4.1.3 [***] upon achievement of the second milestone listed in Exhibit 1.17, which Harvard acknowledges has already been paid, partially through its annual license maintenance fee credit with the remainder in cash; and

4.4.1.4 [***] upon achievement of the third milestone listed in Exhibit 1.17, which Harvard acknowledges has already been paid through its annual license maintenance fee credit.

Licensee shall pay Harvard the milestone payments listed in Sections 4.4.1.2 through 4.4.1.4 upon the achievement of the corresponding milestones, regardless of whether such milestone is achieved by Licensee, any Sublicensee or any Third Party Licensee, or any of their Affiliates. Licensee shall make each of the milestone payments set forth above in this Section 4.4.1 only once regardless of the number of times that a particular Licensed Product meets any of the milestones set forth above in this Section 4.4.1 and regardless of the number of Licensed Products that achieve each of such milestones.

4.4.2 Type I Licensed Product Milestones. Licensee shall pay Harvard the following milestone payments upon the first occurrence of each milestone for the first Type I Licensed Product, regardless of whether such milestone is achieved by Licensee or any Sublicensee, or any of their Affiliates:

4.4.2.1 [***] upon completion of IND Enabling GLP Toxicity Studies;

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4.4.2.2 [***] upon Initiation of a Phase 1 Clinical Study;

4.4.2.3 [***] upon Initiation of a Phase 2 Clinical Study;

4.4.2.4 [***] upon Initiation of a Phase 3 Clinical Study;

4.4.2.5 [***] upon Marketing Authorization in the United States; and

4.4.2.6 [***] upon Marketing Authorization in a country other than the United States.

4.4.3 Type II Licensed Product Milestones. Licensee shall pay Harvard the following milestone payments upon the first occurrence of each milestone for the first Type II Licensed Product, regardless of whether such milestone is achieved by Licensee or any Sublicensee, or any of their Affiliates:

4.4.3.1 [***] upon completion of IND Enabling GLP Toxicity Studies;

4.4.3.2 [***] upon Initiation of a Phase 1 Clinical Study;

4.4.3.3 [***] upon Initiation of a Phase 2 Clinical Study;

4.4.3.4 [***] upon Initiation of a Phase 3 Clinical Study;

4.4.3.5 [***] upon Marketing Authorization in the United States; and

4.4.3.6 [***] upon Marketing Authorization in a country other than the United States.

4.4.4 Type III Licensed Product Milestones. Licensee shall pay Harvard the following milestone payments upon the first occurrence of each milestone for the first Type III Licensed Product, regardless of whether such milestone is achieved by Licensee, any Sublicensee or any Third Party Licensee, or any of their Affiliates:

4.4.4.1 [***] upon completion of IND Enabling GLP Toxicity Studies;

4.4.4.2 [***] upon Initiation of a Phase 1 Clinical Study;

4.4.4.3 [***] upon Initiation of a Phase 2 Clinical Study;

4.4.4.4 [***] upon Initiation of a Phase 3 Clinical Study;

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4.4.4.5 [***] upon Marketing Authorization in the United States; and

4.4.4.6 [***] upon Marketing Authorization in a country other than the United States.

Licensee shall include in any license agreement that it enters into with a third party with respect to Type III Licensed Products all provisions necessary to ensure Licensee’s ability to meet its obligations under this Section 4.4.4.

4.4.5 Adjustments for Biogen Idec Development. If Licensee fails to exercise, or exercises and then terminates, its Co-Development Option (under and as such term is defined in the Biogen Idec Sublicense Agreement) with respect to a Licensed Product, Licensee shall pay Harvard the following milestone payments instead of the milestone payments set forth in Sections 4.4.2, 4.4.3 and 4.4.4 with respect to milestones achieved by Biogen Idec, an Affiliate of Biogen Idec, or any of their respective Sublicensees in connection with such Licensed Product; provided, however, that the milestone payments set forth in paragraphs (a) though (e) of Section 4.4.5.1 (and any corresponding milestone payments provided for in Section 4.4.5.2) shall not be payable with respect to any Licensed Product if Licensee exercises its Co-Development Option with respect to such Licensed Product, whether or not it later terminates such Co-Development Option:

4.4.5.1 Adjusted Type I Licensed Product Milestones.

(a) [***] for first achievement of In vivo Target Validation (as such term is defined in the Biogen Idec Sublicense Agreement), which will become payable in accordance with Section 4.4.6 on the date when Licensee was required, but failed, to exercise its Co-Development Option with respect to the first Type I Licensed Product.

(b) [***] for designation of a first Type I Licensed Product as a Development Compound, which will become payable in accordance with Section 4.4.6 on the date when Licensee was required, but failed, to exercise its Co-Development Option with respect to such Type I Licensed Product.

(c) [***] for designation of each subsequent Type I Licensed Product as a Development Compound, which will become payable in accordance with Section 4.4.6 on the date when Licensee was required, but failed, to exercise its Co-Development Option with respect to such Type I Licensed Product.

(d) [***] upon the first Initiation of a Phase 1 Clinical Study for each Type I Licensed Product.

(e) [***] upon the first Initiation of a Phase 2 Clinical Study for each Type I Licensed Product.

(f) [***] upon the first Initiation of a Phase 3 Clinical Study for each Type I Licensed Product.

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(g) [***] upon the first Marketing Authorization in the United States for each Type I Licensed Product.

(h) [***] upon the first Marketing Authorization in [***] for each Type I Licensed Product.

(i) [***] upon the first Marketing Authorization in [***] for each Type I Licensed Product.

(j) [***] for the first achievement of [***] in cumulative Net Sales for each Type I Licensed Product.

(k) [***] for the first achievement of [***] in cumulative Net Sales for each Type I Licensed Product.

4.4.5.2 Adjusted Type II and Type III Licensed Product Milestones. With respect to the first occurrence of each milestone for each Type II Licensed Product and each Type III Licensed Product, each of the milestone events set forth in Section 4.4.5.1 shall apply, but each corresponding milestone payment (except for the milestone payment set forth in Section 4.4.5.1 (b)) shall be reduced by [***] (e.g., [***] upon the first Initiation of a Phase 1 Clinical Study). For clarity, the milestone payment described Section 4.4.5.1 (b) (i.e., designation as a Development Compound) shall be [***] regardless of Licensed Product type.

4.4.5.3 Offset for Designation of Development Compound Milestone. If Licensee pays a milestone for designation of a Licensed Product as a Development Compound for a Licensed Product, it may offset such amount against the Sublicense milestone that otherwise would be owed under Section 4.7.5 if Licensee converts Biogen Idec’s non-exclusive Sublicense into an exclusive Sublicense.

4.4.6 Licensee shall notify Harvard in writing within [***] following the achievement of each milestone described in this Section 4.4, and shall make the appropriate milestone payment within [***] after the achievement of such milestone.

4.4.7 The milestones set forth in this Section 4.4 are intended to be successive. If a Licensed Product is not required to undergo the event associated with a particular milestone for a Licensed Product (“Skipped Milestone”), such Skipped Milestone will be deemed to have been achieved upon the achievement by such Licensed Product of the next successive milestone (“Achieved Milestone”). Payment for any Skipped Milestone that is owed in accordance with the provisions of this Section 4.4 shall be due within [***] after the achievement of the Achieved Milestone.

4.4.8 For purposes of clarification, in no event shall any milestone payment contemplated or provided for in Section 4.4.2, 4.4.3, 4.4.4, 4.4.5.1(a) or 4.4.5.1(b) [***].

4.4.9 If Licensee or any of its Affiliates receives Sublicense Revenue with respect to a Sublicensee’s achievement of any milestone listed in this Section 4.4, amounts paid by Licensee to Harvard under this Agreement on account of such Sublicense Revenue [***].

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4.5 Royalty on Net Sales.

4.5.1 Rate.

4.5.1.1 Type I Licensed Products. Subject to the provisions of Section 4.3, Section 4.5.1.4 and Section 4.5.2 hereof and to the provisions set forth below in this Section 4.5.1.1, Licensee shall pay Harvard an amount equal to (a) [***] of the first [***] of annual Net Sales of Type I Licensed Products in the Developed Countries, (b) [***] of annual Net Sales of Type I Licensed Products in the Developed Countries in excess of [***] and (c) [***] of all Net Sales of Type I Licensed Products in the Developing Countries. Such amounts shall be payable, on a Type I Licensed Product-by-Type I Licensed Product and country-by-country basis, until expiration of the last to expire Valid Claim covering such Type I Licensed Product in such country. Notwithstanding the foregoing, if the making, using or selling of a Type I Licensed Product is covered only by a Valid Claim within the Joint Patent Rights (and not by any Valid Claim within the Existing Patent Rights or Consulting Patent Rights) in a certain country, the royalty rates specified above with respect to such Type I Licensed Product shall be reduced by [***] in such country.

4.5.1.2 Type II Licensed Products. Subject to the provisions of Section 4.3, Section 4.5.1.4 and Section 4.5.2 hereof and to the provisions set forth below in this Section 4.5.1.2, Licensee shall pay Harvard an amount equal to (a) [***] of the first [***] of annual Net Sales of Type II Licensed Products in the Developed Countries, (b) [***] of annual Net Sales of Type II Licensed Products in the Developed Countries in excess of [***] and (c) [***] of all Net Sales of Type II Licensed Products in the Developing Countries. Such amounts shall be payable, on a Type II Licensed Product-by-Type II Licensed Product and country-by-country basis, until expiration of the last to expire Valid Claim covering such Type II Licensed Product in such country. Notwithstanding the foregoing, if the making, using or selling of a Type II Licensed Product is covered only by a Valid Claim within the Joint Patent Rights (and not by any Valid Claim within the Existing Patent Rights or Consulting Patent Rights) in a certain country, the royalty rates specified above with respect to such Type II Licensed Product shall be reduced by [***] in such country.

4.5.1.3 Type III Licensed Products. Subject to the provisions of Section 4.3, Section 4.5.1.4 and Section 4.5.2 hereof and to the provisions set forth below in this Section 4.5.1.3, Licensee shall pay Harvard an amount equal to (a) [***] of all Net Sales of Type III Licensed Products in the Developed Countries, and (b) [***] of all Net Sales of Type III Licensed Products in the Developing Countries. Such amounts shall be payable, on a Type III Licensed Product-by-Type III Licensed Product and country-by-country basis, for a period of [***] after the date of the First Commercial Sale of such Type III Licensed Product in such country. Licensee shall include, and shall cause its Affiliates and its and its Affiliates’ Sublicensees to include, in any agreement entered into with a third party granting a license or

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sublicense with respect to Type III Licensed Products all provisions necessary to ensure Licensee’s ability to meet its obligations under this Section 4.5.1.3. Licensee shall provide Harvard with written notice each time such an agreement is entered into. In addition, Licensee shall furnish Harvard, and shall cause its Affiliates and its and its Affiliates’ Sublicensees to furnish Harvard, with a fully executed copy of any such agreement, promptly after its execution. Such agreement may be redacted to maintain the confidentiality of information not relevant to Harvard’s ability to enforce its rights under this Agreement. Harvard shall keep all such copies in its confidential files and shall use them solely for the purpose of enforcing Harvard’s rights under this Agreement.

4.5.1.4 Adjustments for Biogen Idec Commercialization. If (a) Licensee fails to exercise, or exercises and subsequently terminates, its Co-Commercialization Option (under and as such term is defined in the Biogen Idec Sublicense Agreement) with respect to a Licensed Product, (b) any of the royalty payments due under Sections 4.5.1.1 (a), 4.5.1.1 (b), 4.5.1.2 (a), 4.5.1.2 (b) or 4.5.1.3 (a) result from Net Sales of such Licensed Product by Biogen Idec, an Affiliate of Biogen Idec, or any of their respective Sublicensees (the “Biogen Idec Pass-Through Royalties”), and (c) the amount of such Biogen Idec Pass-Through Royalties in a particular Calendar Quarter, as otherwise adjusted hereunder, would exceed [***] of the royalty payments received by Licensee from Biogen Idec on such Net Sales for such Calendar Quarter pursuant to the terms of the Biogen Idec Sublicense Agreement (“Licensee’s Biogen Idec Royalty Income”), then, in lieu of paying the Biogen Idec Pass-Through Royalties with respect to such Net Sales, Licensee shall pay Harvard an amount equal to [***] of Licensee’s Biogen Idec Royalty Income for such Calendar Quarter with respect to such Net Sales.

If (i) Licensee is entitled to a [***] increase in the royalty rates payable to Licensee under the Biogen Idec Sublicense Agreement with respect to a Licensed Product because it exercised and subsequently terminated its Co-Development Option with respect to such Licensed Product and (ii) pursuant to the preceding paragraph, Licensee also is entitled to pay Harvard only [***] of the Biogen Idec Royalty Income with respect to Net Sales of such Licensed Product, then (A) Licensee shall pay Harvard such [***] share on the first [***] of such Net Sales and (B) with respect to such Net Sales in excess of [***], Licensee may reduce the effective royalty rate otherwise owed to Harvard under this Section 4.5.1.4 by [***] until Licensee has recouped its actual, industry standard, documented costs (up to a maximum of [***]) incurred by Licensee in the Co-Development of such Licensed Product under the Biogen Idec Sublicense Agreement. For purposes of illustration only, if a Biogen Idec Pass-Through Royalty rate was [***], then instead of paying Harvard [***] (i.e., [***]), Licensee would pay Harvard [***] pursuant to clause (B) in the preceding sentence.

4.5.2 Third Party Royalty Set-Off. If Licensee or any Affiliate of Licensee obtains a license from a third party to any Infringed or Reasonably Necessary IP after arm’s length negotiations (regardless of whether Licensee obtains such license prior to or after the date of issuance of an applicable patent application), then Licensee may offset [***] of any royalty payments due thereunder with respect to sales of Licensed Products in a particular country against the royalty payments that are due to Harvard with respect to Net Sales of such Licensed Products

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in such country. If any Sublicensee or any Third Party Licensee obtains a license from a third party (that is not Licensee or any other Affiliate, Sublicensee or Third Party Licensee of Licensee) to any Infringed or Reasonably Necessary IP after arm’s length negotiations (regardless of whether obtained prior to or after the issuance of an applicable patent application), and Licensee allows such Affiliate, Sublicensee or Third Party Licensee to offset any percentage of the amount otherwise payable to Licensee by such Affiliate, Sublicensee or Third Party Licensee with respect to sales of Licensed Products in a particular country, then Licensee may offset the same percentage against the royalty payments that are due to Harvard with respect to Net Sales of such Licensed Products in such country. Any disagreements on whether any such intellectual property constitutes Infringed or Reasonably Necessary IP would be referred for final determination at Licensee’s expense to an independent patent attorney with requisite experience and expertise. The above notwithstanding, in no event shall (a) the royalty payments to Harvard with respect to any such Licensed Products be reduced by more than [***] of the amount otherwise due to Harvard, and (b) the percentage offset that Licensee is entitled to make against royalty payments due to Harvard be greater than any percentage offset that Licensee is entitled to make against royalty payments due to any such third party licensor on account of royalty payments made to Harvard with respect to any such Licensed Products. If with respect to the sale of a Licensed Product, Licensee, any Licensee Affiliate or any of their respective Sublicensees applies the third party royalty adjustment described in this Section 4.5.2 as a result of the fact that a component of such Licensed Product is covered by Infringed or Reasonably Necessary IP, then Licensee, such Licensee Affiliate or such Sublicensee may not also classify such Licensed Product as a Combination Product as described in Section 1.36 solely as a result of the addition of such component. For example only, if a finished product contains as active ingredients both (i) a compound that is a Licensed Product and (ii) a delivery technology that is covered by Infringed or Reasonably Necessary IP owned by a third party licensor, Licensee, such Licensee Affiliate or such Sublicensee may offset royalties owed to such third party with respect to such delivery technology in accordance with this Section 4.5.2, but may not also classify such Licensed Product as a Combination Product solely as a result of the addition of such delivery technology. For another example only, in the situation described in the immediately preceding sentence, if the Licensed Product also includes a second active ingredient that is not covered by Infringed or Reasonably Necessary IP owned by a third party licensor, then Licensee, such Licensee Affiliate or such Sublicensee may (A) offset royalties owed to such third party with respect to the delivery technology described in the immediately preceding sentence in accordance with this Section 4.5.2, and (B) treat the resulting product as a Combination Product where the second active ingredient is the other part of the Combination Product for purposes of the calculation under Section 1.36, but (C) not take any additional deductions for the royalties paid for the delivery technology.

4.5.3 Patent Challenge. If Licensee or any Sublicensee or Third Party Licensee, or any of their Affiliates, commences an action in which it challenges the validity, enforceability or scope of any of the Harvard Patent Rights (a “Challenge Proceeding”), the royalty rates specified in this Section 4.5 will be increased by [***] with respect to Net Sales of Licensed Products that are covered by the Harvard Patent Rights that are the subject of the Challenge Proceeding and that are sold during the pendency of such Challenge Proceeding. If the outcome of such Challenge Proceeding is a determination in favor of Harvard, (a) the royalty rates specified in this Section 4.5

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with respect to Net Sales of Licensed Products that are covered by the Harvard Patent Rights that are the subject of such Challenge Proceeding shall remain at such increased rate and (b) Licensee shall reimburse Harvard, or shall cause such Affiliate, Sublicensee or Third Party Licensee, as applicable, to reimburse Harvard, for all expenses incurred by Harvard (including reasonable attorneys’ fees) in connection with such Challenge Proceeding. If the outcome of such Challenge Proceeding is a determination in favor of Licensee or such Affiliate, Sublicensee or Third Party Licensee, as applicable, Licensee or such Affiliate, Sublicensee or Third Party Licensee, as applicable, shall have no right to recoup any increased royalties paid pursuant to this Section 4.5.3 during the pendency of such Challenge Proceeding.

4.5.4. Bad Debt. If, after exercising good faith, commercially reasonable collection efforts, Licensee is unable to collect any amount that has been invoiced for sales of Licensed Products for which it has already paid royalties under Section 4.5.1, Licensee shall be entitled to [***].

4.6 Sublicense Revenue. Licensee will pay Harvard an amount equal to [***] of all Sublicense Revenue. Such payment shall be made by Licensee in accordance with the provisions of Section 5.1 hereof.

4.7 Sublicense Milestones. If Licensee grants a Sublicense as part of a transaction in which it also conveys rights to Licensee Technology, then Licensee will pay Sublicense milestones to Harvard as follows (due within [***] after the grant of any such Sublicense):

4.7.1 [***] for a non-exclusive Sublicense to any portion of the Patent Rights, where the Sublicense excludes practice of the Patent Rights and the Licensee Technology for development and/or commercialization purposes;

4.7.2 [***] for a non-exclusive Sublicense to any portion of the Patent Rights where Licensee grants exclusive rights to any Licensee Technology, and where the Sublicense excludes practice of the Patent Rights and the Licensee Technology for development and/or commercialization purposes;

4.7.3 [***] for a non-exclusive Sublicense to any portion of the Patent Rights where Licensee grants exclusive rights to any Licensee Technology, and where the Sublicense includes practice of the Patent Rights and the Licensee Technology for development and/or commercialization purposes;

4.7.4 [***] for any other nonexclusive Sublicense to any portion of the Patent Rights not described in Sections 4.7.1, 4.7.2 or 4.7.3 above; and

4.7.5 [***] for an exclusive Sublicense to any portion of the Patent Rights.

If, in any transaction described in this Section 4.7, the rights granted by Licensee under the relevant Patent Rights and Licensee Technology are limited to the field of treating or preventing an orphan disease as defined by the FDA, and the amount of the milestone payment that is payable to

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Harvard in connection with such transaction is disproportionate to the consideration paid to Licensee with respect to the transaction, then Harvard will consider in good faith an adjustment to the amount of such milestone payment.

For clarity, Licensee is not required to pay Harvard Sublicense milestone payments for any Sublicenses granted to non-profit disease foundations where the purpose of the Sublicense is for research only or to contract vendors where the purpose of the Sublicense is for research, development or manufacturing purposes on behalf of Licensee and not for commercialization of Licensed Products.

If Licensee pays Harvard a Sublicense milestone described above and subsequently owes a different Sublicense milestone by virtue of the same transaction (e.g., if Licensee originally grants the Sublicensee only a non-exclusive Sublicense and subsequently converts the license into an exclusive license), Licensee may not offset the amount of the first milestone paid against the amount of the second milestone owed.

5. Reports; Payments; Records.

5.1 Reports and Payments.

5.1.1 Reports. Within [***] after the conclusion of each Calendar Quarter commencing with the first Calendar Quarter in which Net Sales are generated or Sublicense Revenue is received, Licensee shall deliver to Harvard a report containing the following information (in each instance, with a Licensed Product-by-Licensed Product and country-by-country breakdown):

5.1.1.1 the number of units of Licensed Products sold or otherwise transferred by Licensee, Sublicensees, Third Party Licensees and its and their Affiliates for the applicable Calendar Quarter (with a breakdown by type of Licensed Products - i.e., Type I Licensed Products, Type II Licensed Products and Type III Licensed Products);

5.1.1.2 the gross amount billed or invoiced for Licensed Products sold or otherwise transferred by Licensee, Sublicensees, Third Party Licensees and its and their Affiliates during the applicable Calendar Quarter;

5.1.1.3 a calculation of Net Sales for the applicable Calendar Quarter, including an itemized listing of allowable deductions;

5.1.1.4 a detailed accounting of all Sublicense Revenue received during the applicable Calendar Quarter; and

5.1.1.5 the total amount payable to Harvard in U.S. Dollars on Net Sales and Sublicense Revenue for the applicable Calendar Quarter, together with the exchange rates used for conversion.

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Each such report shall be certified on behalf of Licensee as true, correct and complete in all material respects. If no amounts are due to Harvard for a particular Calendar Quarter, the report shall so state.

5.1.2 Payment. Within [***] after the end of each Calendar Quarter, Licensee shall pay Harvard all amounts due with respect to Net Sales and Sublicense Revenue for the applicable Calendar Quarter. For purposes of clarification, Licensee shall not reduce the amount of any payment owed to Harvard under this Agreement by virtue of the fact that Licensee has allowed any of its Sublicensees or Third Party Licensees, or any of its and their Affiliates, to reduce any payments owed to Licensee as a consequence of any act or omission by Licensee.

5.2 Payment Currency. All payments due under this Agreement will be paid in U.S. Dollars. Conversion of foreign currency to U.S. Dollars will be made at the conversion rate existing in the United States (as reported in the Wall Street Journal) on the last working day of the applicable Calendar Quarter. Notwithstanding anything to the contrary in the foregoing, during any period when Biogen Idec has rights to research, develop and commercialize Licensed Products under the Biogen Idec Sublicense Agreement, if any payments due from Licensee to Harvard under this Agreement are based on payments due from Biogen Idec to Licensee under the Biogen Idec Sublicense Agreement, conversion of foreign currency to United States Dollars for the portion of such payments to Licensee that is based on payment from Biogen Idec to Licensee will be made by applying the monthly average rate of exchange calculated by using the foreign exchange rates published in Bloomberg during the applicable month starting two (2) business days before the beginning of such month and ending two (2) business days before the end of such month as utilized by Biogen Idec, in accordance with generally accepted accounting principles, fairly applied and as employed on a consistent basis throughout Biogen Idec’s operations. Such payments will be without deduction of exchange, collection or other charges.

5.3 Records.

5.3.1 Licensee shall maintain, and shall cause Sublicensees, Third Party Licensees and its and their Affiliates to maintain, complete and accurate records of Licensed Products that are made, used, sold or transferred under this Agreement, any amounts payable to Harvard in relation to such Licensed Products, and all Sublicense Revenue received by Licensee and its Affiliates, which records shall contain sufficient information to permit Harvard to confirm the accuracy of any reports or notifications delivered to Harvard under Section 5.1. Licensee, Sublicensees, Third Party Licensees and its and their Affiliates shall retain such records relating to a given Calendar Quarter for at least three (3) years after the conclusion of that Calendar Quarter, during which time Harvard will have the right, at its expense, to cause an independent, certified public accountant to inspect such records during normal business hours for the purposes of verifying the accuracy of any reports and payments delivered under this Agreement and Licensee’s compliance with the terms hereof. Such accountant shall not disclose to Harvard any information other than information relating to the accuracy of reports and payments delivered under this Agreement. The parties shall reconcile any underpayment or overpayment within thirty (30) days after the accountant delivers the results of the inspection. If any inspection performed under this Section 5.3.1 reveals an underpayment in excess of five percent (5%) in any calendar year,

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Licensee shall reimburse Harvard for all amounts incurred in connection with such inspection. Harvard may exercise its rights under this Section 5.3.1 only once every year per inspected entity and only with reasonable prior notice to the inspected entity. In addition, Harvard may exercise its rights under this Section 5.3 only with respect to any Calendar Quarter as to which Harvard has not previously exercised its rights under this Section 5.3.1 (it being understood and agreed that Harvard’s rights under this Section 5.3.1 with respect to any Calendar Quarter shall not apply more than once).

5.3.2 Notwithstanding anything to the contrary in Section 5.3.1, during any period when the Biogen Idec Sublicense Agreement is in effect, Harvard agrees to exercise its right to inspect Biogen Idec’s records under Section 5.3.1 at the same time as Licensee exercises its rights to inspect such records under Section 6.13 of the Biogen Idec Sublicense Agreement; provided that, Harvard may exercise such inspection rights independently from Licensee if Harvard reasonably believes (a) Licensee is in material breach of its payment obligations under this Agreement, and (b) that Biogen Idec is the cause of such breach by Licensee.

5.4 Late Payments. Any payments by Licensee that are not paid on or before the date such payments are due under this Agreement will bear interest at the lower of (a) one and one half percent (1.5%) per month and (b) the maximum rate allowed by law. Notwithstanding anything to the contrary in the foregoing, during any period when Biogen Idec has rights to research, develop and commercialize Licensed Products under the Biogen Idec Sublicense Agreement, if any payments due from Licensee to Harvard under this Agreement are based on payments due from Biogen Idec to Licensee under the Biogen Idec Sublicense Agreement and such amounts are not paid on or before the date such payments are due under this Agreement, the portion of such payment to Harvard that is based on payment from Biogen Idec to Licensee will bear interest at a rate per annum equal to the lesser of (i) the rate announced by Bank of America (or its successor) as its prime rate in effect on the date that such payment would have been first due or (ii) the maximum rate permissible under applicable law. Interest will accrue beginning on the first day following the due date for payment and will be compounded quarterly. Payment of such interest by Licensee shall not limit, in any way, Harvard’s right to exercise any other remedies Harvard may have as a consequence of the lateness of any payment.

5.5 Payment Method. Each payment due to Harvard under this Agreement shall be paid by check or wire transfer of funds to Harvard’s account in accordance with written instructions provided by Harvard. If made by wire transfer, such payments shall be marked so as to refer to this Agreement.

5.6 Withholding and Similar Taxes. If Licensee is required to withhold any amounts payable hereunder to Harvard due to the applicable laws of any country, such amount will be deducted from the payment to be made by Licensee and remitted to the appropriate taxing authority for the benefit of Harvard. Licensee will withhold only such amounts as are required to be withheld by applicable law in the country from which payment is being made. Licensee shall submit to Harvard originals of the remittance voucher and the official receipt evidencing the payment of the corresponding taxes with the applicable royalty report. Licensee will cooperate with Harvard to provide such information and records as Harvard may require in connection with

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any application by Harvard to the tax authorities in any country, including attempt to obtain an exemption or a credit for any withholding tax paid in any country. Otherwise, all amounts to be paid to Harvard pursuant to this Agreement shall be without deduction of exchange, collection, or other charges, and, specifically, without deduction of withholding or similar taxes or other government imposed fees or taxes, except as permitted in the definition of Net Sales.

6. Patent Filing, Prosecution and Maintenance.

6.1 Control of Harvard Patent Rights. Subject to and in accordance with the provisions of this Section 6.1 and Section 6.4 below, Harvard will be responsible for the Prosecution and Maintenance of all Harvard Patent Rights, using independent patent counsel reasonably acceptable to Licensee. Licensee shall have the right, at any time and from time to time during the term of this Agreement upon a showing by Licensee of material cause as to why such independent patent counsel no longer is reasonably acceptable to Licensee, to request that such independent patent counsel be replaced, in which case Harvard shall replace such independent patent counsel with another independent patent counsel selected by Harvard and reasonably acceptable to Licensee. Licensee shall have full rights of consultation with such independent patent counsel on all matters relating to the Harvard Patent Rights. Harvard will: (a) instruct such patent counsel to furnish Licensee with copies of all correspondence relating to the Harvard Patent Rights from the United States Patent and Trademark Office (USPTO) and any other patent office, as well as copies of all proposed responses to such correspondence in time for Licensee to review and comment on such response; (b) give Licensee an opportunity to review the text of each patent application before filing; (c) consult with Licensee with respect thereto; (d) supply Licensee with a copy of the application as filed, together with notice of its filing date and serial number; and (e) keep Licensee advised of the status of actual and prospective patent filings. Harvard shall give Licensee the opportunity to provide comments on and make requests of Harvard concerning the Prosecution and Maintenance and protection of the Harvard Patent Rights, shall consider such comments and requests in good faith and shall incorporate, or cause to be incorporated, such comments and requests unless Harvard reasonably and in good faith believes that such comments and requests will not result in an outcome that best addresses the interests of both Harvard and Licensee as licensor and licensee (e.g., will result in less patent protection than would be available if such comments and requests were not incorporated). For so long as Licensee is complying with its obligations under Section 6.3, Harvard must Prosecute and Maintain and protect the Harvard Patent Rights in those countries as Licensee shall request from time to time and Harvard shall have no right to abandon any such Patent Rights. If Licensee fails at any time to comply with its obligations to pay for Prosecution or Maintenance or protection of the Harvard Patent Rights under Section 6.3, then Harvard will provide all Sublicensee(s) of such Harvard Patent Rights with written notice of such breach within sufficient time for such Sublicensees to pay such required amounts without any loss or abandonment of rights under the affected Harvard Patent Rights. Such Sublicensee(s) will thereafter have the right, but not the obligation, to pay such amounts and, if such Sublicensee(s) make such payment, Harvard shall continue to Prosecute and Maintain and protect the affected Harvard Patent Rights for as long as it continues to be paid the amounts due under Section 6.3 by Licensee or any Sublicensee(s). For avoidance of doubt, nothing in this Section 6.1 will limit Harvard’s right to terminate this Agreement for Licensee’s failure to comply with its obligations under Section 6.3 or affect any Sublicensee’s right to obtain a direct license from Harvard under Section 10.3.1 upon such a termination.

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6.2 Control of Joint Patent Rights. Subject to and in accordance with the provisions of this Section 6.2 and Section 6.4 below, Licensee will be responsible at its own expense for the Prosecution and Maintenance and protection of all Joint Patent Rights, using patent counsel selected by Licensee and reasonably acceptable to Harvard. Harvard shall have full rights of consultation with such patent counsel on all matters relating to the Joint Patent Rights. Licensee will: (a) instruct such patent counsel to furnish Harvard with copies of all correspondence relating to the Joint Patent Rights from the USPTO and any other patent office, as well as copies of all proposed responses to such correspondence in time for Harvard to review and comment on such response; (b) give Harvard an opportunity to review the text of each patent application before filing; (c) consult with Harvard with respect thereto; (d) supply Harvard with a copy of the application as filed, together with notice of its filing date and serial number; and (e) keep Harvard advised of the status of actual and prospective patent filings. Licensee shall give Harvard the opportunity to provide comments on and make requests of Licensee concerning the Prosecution and Maintenance and protection of the Joint Patent Rights, shall consider such comments and requests in good faith and shall incorporate, or cause to be incorporated, such comments and requests unless Licensee reasonably and in good faith believes that such comments and requests will not result in an outcome that best addresses the interests of both Harvard and Licensee as joint owners (e.g., will result in less patent protection than would be available if such comments and requests were not incorporated).

6.3 Expenses. Subject to Section 6.4 below, Licensee shall reimburse Harvard for all documented, out-of-pocket expenses incurred by Harvard pursuant to Section 6.1 hereof within [***] after the date of each invoice from Harvard for such expenses. Harvard acknowledges that Licensee reimbursed Harvard, within fifteen (15) days after the Original Effective Date, for all documented, out-of-pocket expenses incurred by Harvard prior to the Original Effective Date with respect to the preparation, filing, prosecution, protection and maintenance of Existing Patent Rights.

6.4 Abandonment. If Licensee decides that it does not wish to pay for the Prosecution or Maintenance or protection of any Harvard Patent Rights in a particular country (“Abandoned Harvard Patent Rights”), Licensee shall provide Harvard with prompt written notice of such election. Upon receipt of such notice by Harvard, Licensee shall be released from its obligation to reimburse Harvard for the expenses incurred thereafter as to such Abandoned Harvard Patent Rights; provided, however, that expenses authorized prior to the receipt by Harvard of such notice shall be deemed incurred prior to the notice. If Licensee decides that it does not wish to Prosecute or Maintain or protect any Joint Patent Rights in any particular country (in either case, “Abandoned Joint Patent Rights”), Licensee shall provide Harvard with prompt written notice of such election. Upon receipt of such notice by Harvard, Licensee shall be released from its obligation to Prosecute or Maintain or protect such Abandoned Joint Patent Rights or to incur or to bear any of the expenses incurred by Harvard, if any, thereafter as to such Abandoned Joint Patent Rights.

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6.4.1 Effect of Abandonment of Existing Patent Rights or Consulting Patent Rights. In the event of Licensee’s abandonment of any Existing Patent Rights or Consulting Patent Rights, any license granted by Harvard to Licensee hereunder with respect to such Abandoned Harvard Patent Rights will terminate, and Licensee will have no rights whatsoever to exploit such Abandoned Harvard Patent Rights. Harvard shall then be free, without further notice or obligation to Licensee, to grant rights in and to such Abandoned Harvard Patent Rights to third parties. The claims of any such Abandoned Harvard Patent Rights shall cease to constitute Valid Claims.

6.4.2 Effect of Abandonment of Joint Patent Rights. In the event that any Joint Patent Rights become Abandoned Joint Patent Rights in accordance with the provisions set forth above in this Section 6.4, Harvard, in its sole discretion, may choose to terminate any license granted by Harvard to Licensee hereunder with respect to such Abandoned Joint Patent Rights. If Harvard exercises its right to terminate and continues to pay for the preparation, filing, to Prosecution or Maintain or protect of such Abandoned Joint Patent Rights, (a) it thereafter shall have the right to practice and exploit the inventions claimed in such Abandoned Joint Patent Rights without any duty to account to Licensee or any obligation to obtain any consent or approval of Licensee for such use and exploitation and (b) it also shall then be free, without further notice or obligation to Licensee, and Licensee hereby grants Harvard an exclusive license, to grant rights in and to such Abandoned Joint Patent Rights to third parties; provided, however, that Licensee shall have (and Harvard hereby grants Licensee) the right, without further notice or obligation to Harvard, to practice and exploit the inventions claimed in such Abandoned Joint Patent Rights in connection with Licensee’s development and commercialization of a Licensed Product and to grant rights in and to such Abandoned Joint Patent Rights to third parties in connection with any license of a Licensed Product developed by or on behalf of Licensee. The claims of any such Abandoned Joint Patent Rights shall cease to constitute Valid Claims. For purposes of clarification, if Harvard does not terminate its license with respect to such Abandoned Joint Patent Rights or does not continue to pay for the preparation, filing, prosecution, protection and maintenance of such Abandoned Joint Patent Rights, the provisions of this Section 6.4.2 shall not be applicable or shall cease to be applicable, as the case may be.

6.5 Small Entity Designation. If Licensee, any Sublicensee, any Affiliate of Licensee or a Sublicensee and/or any holder of an option to obtain a Sublicense does not qualify, or at any point during the Term ceases to qualify, as an entity entitled to pay lesser fees as provided by the USPTO (i.e., a “small entity”) or the patent office of any other country, Licensee shall so notify Harvard immediately, in order to enable Harvard to comply with regulations regarding payment of fees with respect to Harvard Patent Rights. The parties agree for so long as the Biogen Idec Sublicense Agreement is in effect, Harvard will be required to pay large entity fees with respect to the Harvard Patent Rights.

6.6 Marking. Licensee shall mark, and shall cause Sublicensees and its and their Affiliates to mark, all Licensed Products sold or otherwise disposed of in such a manner as to conform with the patent laws and practice of the country to which such products are shipped or in which such products are sold for purposes of ensuring maximum enforceability of Patent Rights in such country.

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6.7 Provisions Applicable When Biogen Idec Sublicense Agreement In Effect. Notwithstanding anything to the contrary in this Article 6, for so long as Licensee is complying with its obligations under Section 6.3, the following terms shall apply at any times when Biogen Idec has rights to research, develop and commercialize Licensed Products under the Biogen Idec Sublicense Agreement:

6.7.1 Harvard will keep Licensee or its designee (which may only be Biogen Idec) informed as to material developments with respect to the Prosecution and Maintenance of the patent applications and patents within the Harvard Patent Rights set forth on Exhibit 1.20, including by providing copies of material data received from inventors (and Harvard shall use reasonable efforts to ensure that all inventors provide such material data to Harvard), any office actions or office action responses or other correspondence that Harvard provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, post grant reviews or oppositions, and all patent-related filings, and by providing Licensee or its designee (which may only be Biogen Idec) the timely opportunity to have significant input into the strategic aspects of such Prosecution and Maintenance. Such issues will include, but not be limited to, issues such as determining if and when any divisional or continuation applications will be filed with respect to any Harvard Patent Rights that include claims covering a Licensed Product, Lead Compound, Development Compound or Back-Up Compound, or their use for treating an indication within the Field and, notwithstanding anything to the contrary in this Section 6.7.1, where a divisional or continuation patent application filing would be practical and reasonable, then such a divisional or continuation filing will be made. Licensee or its designee (which may only be Biogen Idec) shall provide such input in a timely manner, reasonably in advance of the relevant Prosecution and Maintenance deadline. Harvard shall consider such input in good faith.

6.7.2 If Harvard elects (a) not to file and prosecute any Compound-Related Patent Rights in a particular country, (b) not to continue the prosecution (including any interferences, oppositions, reissue proceedings, re-examinations, post grant reviews and patent term extensions, adjustments, and restorations) or maintenance of any Compound-Related Patent in a particular country, or (c) not to file and prosecute patent applications for the Compound-Related Patent in a particular country following a written request from Licensee or its designee (which may only be Biogen Idec) to file and prosecute in such country, then Harvard will so notify Licensee and its designee promptly in writing of its intention (including a reasonably detailed rationale for doing so) in sufficient time to enable Licensee or its designee to meet any deadlines by which an action must be taken to establish or preserve any such Patent Rights in such country; and, except as set forth in Section 6.7.3, Licensee or its designee (which may only be Biogen Idec) will have the right, but not the obligation, to file, prosecute, maintain, enforce, or otherwise pursue such Compound-Related Patent in the applicable country at its own expense with counsel of its own choice (so long as such counsel does not have a conflict with Harvard). In such case, Harvard will cooperate with Licensee or its designee (which may only be Biogen Idec) to file for, or continue to Prosecute and Maintain or enforce, or otherwise pursue such Compound-Related Patent Rights in

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such country in Licensee’s or its designee’s (which may only be Biogen Idec) own name, but only to the extent that Harvard is not required to take any position with respect to such abandoned Compound-Related Patent that would be reasonably likely to adversely affect the scope, validity or enforceability of any of the other Patent Rights being prosecuted and maintained by Harvard under this Agreement. Notwithstanding anything to the contrary in this Agreement, if Licensee or its designee (which may only be Biogen Idec) assumes responsibility for the Prosecution and Maintenance of any such Compound-Related Patent under this Section 6.7.2, Licensee or its designee will have no obligation to notify Harvard if Licensee or its designee intends to abandon such Compound-Related Patent.

6.7.3 Notwithstanding Section 6.7.2 above, if, after having consulted with outside counsel, Licensee or its designee (which may only be Biogen Idec) reasonably determines that any action contemplated by Harvard with regard to the Prosecution or Maintenance, protection or enforcement of the Harvard Patent Rights is reasonably likely to adversely affect the scope, validity or enforceability of a patent application or issued patent within the Compound-Related Patent Rights in a particular country, then Harvard will not take such action. Instead, Harvard will take such action, if any, as requested by Licensee or its designee (which may only be Biogen Idec); provided, however, that in determining any such alternative action, Licensee or its designee shall give Harvard an opportunity to comment on the proposed alternative action to the extent such comments are reasonable and made by Harvard in a timely manner and shall reasonably consider in good faith Harvard’s interests (e.g., by pursuing Licensee’s claims in a divisional application in order to preserve the original claim set for re-licensing in the event this Agreement terminates).

6.7.4 Harvard will appoint Licensee or its designee (which may only be Biogen Idec) as Harvard’s agent for the sole purpose of submitting an application, at Licensee’s or its designee’s expense, to extend the term of any Harvard Patent Rights in any country in which Biogen Idec or its designee will have secured regulatory approval for marketing and sale of any Licensed Product covered by such Harvard Patent Rights. Harvard hereby agrees to cooperate reasonably with Licensee or its designee (which may only be Biogen Idec), at Licensee’s or its designee’s expense, in all matters relating to any such application for patent term extension or supplemental protection certificates. In connection with such process, Licensee or its designee shall give Harvard an opportunity to review each submission in advance, shall supply Harvard with a copy of each submission as submitted and shall keep Harvard advised of the status of the process. In addition, neither Licensee nor its designee shall make any representation or warranty to any Regulatory Authority on behalf of, or that would affect, Harvard, without Harvard’s prior written consent. If Licensee or its designee fails to seek any such extension in good faith after having commenced the process, then Licensee or its designee will notify Harvard of its intention to abandon and Harvard may elect to take control of the process at its own expense.

7. Enforcement of Patent Rights.

7.1 Notice. In the event either party becomes aware of any possible or actual infringement of any Patent Rights with respect to Licensed Products in the Field (an “Infringement”), that party shall promptly notify the other party and provide it with details regarding such Infringement.

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7.2 Suit by Licensee. Licensee shall have the first right, but not the obligation, to take action in the prosecution, prevention, or termination of any Infringement, including bringing suit in the name of Harvard if required by law. Before Licensee commences an action with respect to any Infringement, Licensee shall consider in good faith the views of Harvard in making its decision whether to sue. Should Licensee elect to bring suit against an infringer, Licensee shall keep Harvard reasonably informed of the progress of the action and shall give Harvard a reasonable opportunity in advance to consult with Licensee and offer its views about major decisions affecting the litigation. Licensee shall give careful consideration to those views, but shall have the right to control the action; provided, however, that if Licensee fails to defend in good faith the validity and/or enforceability of the Patent Rights in the action or, or if Licensee’s license to a Valid Claim in the suit terminates, Harvard may elect to take control of the action pursuant to Section 7.3. Should Licensee elect to bring suit against an infringer and Harvard is joined as party plaintiff in any such suit, Harvard shall have the right to approve the counsel selected by Licensee to represent Licensee and Harvard, such approval not to be unreasonably withheld or delayed. The expenses of such suit or suits that Licensee elects to bring, including any expenses of Harvard incurred at the request of Licensee in conjunction with the prosecution of such suits or the settlement thereof, shall be paid for entirely by Licensee and Licensee shall hold Harvard free, clear and harmless from and against any and all costs of such litigation, including reasonable attorneys’ fees, incurred by Harvard at the request of Licensee. Licensee shall not compromise or settle such litigation without the prior written consent of Harvard, which consent shall not be unreasonably withheld or delayed, provided that such written consent of Harvard shall only be required if such compromise or settlement materially adversely affects Harvard’s right, title or interest in and to the Patent Rights or requires Harvard to admit any liability, pay any money or take any action that would have a material adverse effect on Harvard. In the event Licensee exercises its right to sue pursuant to this Section 7.2, it shall first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees, necessarily incurred in the prosecution of any such suit. If, after such reimbursement, any funds shall remain from said recovery, then (a) the portion of such remaining funds that constitutes damages for lost profits shall be treated as Net Sales and Harvard shall receive the corresponding royalty payments with respect to such Net Sales in accordance with the provisions of this Agreement, and (b) the portion of such remaining funds that constitutes damages other than lost profits shall be allocated as follows: [***] to Harvard and [***] to Licensee. For the avoidance of doubt, Licensee shall have the right to extend any or all of its rights (and the corresponding obligations) under this Article 7 to one or more Sublicensee(s).

7.3 Suit by Harvard. If Licensee does not take action in the prosecution, prevention, or termination of any Infringement pursuant to Section 7.2 above, and has not commenced negotiations with the infringer for the discontinuance of said Infringement, within [***] after receipt of notice to Licensee by Harvard of the existence of an Infringement, Harvard may elect to do so; provided, however, that in the event that Licensee is able to demonstrate that any such action by Harvard seeking to prosecute, prevent or terminate such Infringement is reasonably

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likely to result in an action or proceeding seeking to invalidate any of the Patent Rights or to declare any of the Patent Rights unenforceable or not infringed and that the ability of Harvard and/or Licensee to prevail in such invalidity, unenforceability or non-infringement action is reasonably uncertain, then Harvard shall not take such action unless and until Licensee agrees. The expenses of such suit or suits that Harvard elects to bring, including any expenses of Licensee incurred at the request of Harvard in conjunction with the prosecution of such suits or the settlement thereof, shall be paid for entirely by Harvard and Harvard shall hold Licensee free, clear and harmless from and against any and all costs of such litigation, including reasonable attorneys’ fees, incurred by Licensee at the request of Harvard. Harvard shall not compromise or settle such litigation without the prior written consent of Licensee, which consent shall not be unreasonably withheld or delayed. In the event Harvard exercises its right to sue pursuant to this Section 7.3, it shall first reimburse itself out of any sums recovered in such suit or in settlement thereof for all costs and expenses of every kind and character, including reasonable attorneys’ fees, necessarily incurred in the prosecution of any such suit. If, after such reimbursement, any funds shall remain from said recovery, then (a) the portion of such remaining funds that constitutes damages for lost profits shall be treated as Net Sales and allocated to Licensee, except that Harvard shall retain the corresponding royalty payments with respect to such Net Sales in accordance with the provisions of this Agreement, and (b) the portion of such remaining funds that constitutes damages other than lost profits shall be allocated as follows: [***] to Licensee and [***] to Harvard.

7.4 Own Counsel. Each party shall always have the right to be represented by counsel of its own selection and at its own expense in any suit instituted under this Article 7 by the other party for Infringement.

7.5 Cooperation. Each party agrees to cooperate fully in any action under this Article 7 that is controlled by the other party, provided that the controlling party reimburses the cooperating party promptly for any costs and expenses incurred by the cooperating party in connection with providing such assistance.

7.6 Declaratory Judgment. If a declaratory judgment action is brought naming Harvard, Licensee, any Sublicensee and/or any of their Affiliates as a defendant and alleging invalidity or unenforceability of any claims within the Patent Rights, the named party shall promptly notify the other party in writing and Licensee may elect, upon written notice to Harvard within [***] after Licensee receives notice of the commencement of such action, to take over the sole defense of the invalidity and/or unenforceability aspect of the action at its own expense. If Licensee elects to take over the sole defense of the invalidity and/or unenforceability aspect of the action and thereafter Licensee fails to defend in good faith the validity and/or enforceability of the Patent Rights in the action or Licensee’s license to a Valid Claim in the suit terminates, then Harvard may elect to take control of the action with respect to the Patent Rights or such Valid Claim, as applicable. The party controlling the defense of a declaratory judgment action pursuant to this Section 7.6 shall keep the other party reasonably informed of the progress of the action and shall give the other party a reasonable opportunity in advance to consult with the controlling party and offer such other party’s views about major decisions affecting the litigation. The controlling party shall give careful consideration to those views, but shall have the right to control the action.

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8. Warranties; Limitation of Liability.

8.1 Compliance with Law. Licensee represents and warrants that it will comply, and will cause Sublicensees, Third Party Licensees and its and their Affiliates to comply, with all local, state, and international laws and regulations relating to the development, manufacture, use, sale and importation of Licensed Products and use of the Technology Transfer Materials. Without limiting the foregoing, Licensee represents and warrants that it will comply, and will cause Sublicensees, Third Party Licensees and its and their Affiliates to comply, with all United States export control laws and regulations applicable to Licensed Products and Technology Transfer Materials.

8.2 No Warranty.

8.2.1 NOTHING CONTAINED HEREIN SHALL BE DEEMED TO BE A WARRANTY BY HARVARD THAT IT CAN OR WILL BE ABLE TO OBTAIN PATENTS ON PATENT APPLICATIONS INCLUDED IN THE PATENT RIGHTS, OR THAT ANY OF THE PATENT RIGHTS WILL AFFORD ADEQUATE OR COMMERCIALLY WORTHWHILE PROTECTION.

8.2.2 Harvard represents, warrants and covenants that (a) each individual who is listed as an inventor of any Patent Rights in existence as of the Amendment Effective Date has assigned to Harvard all of his or her interest therein, and (b) each individual employed by or enrolled at Harvard who is an inventor of, or otherwise contributed in a material manner to the creation or development of, any Patent Rights conceived or reduced to practice after the Amendment Effective Date is subject to Harvard’s Statement of Policy in Regard to Intellectual Property, which requires assignment to Harvard of his or her interest in all inventions covered by such policy. OTHERWISE, HARVARD MAKES NO WARRANTIES WHATSOEVER AS TO THE COMMERCIAL OR SCIENTIFIC VALUE OF THE PATENT RIGHTS OR TECHNOLOGY TRANSFER MATERIALS. HARVARD MAKES NO REPRESENTATION THAT THE PRACTICE OF THE PATENT RIGHTS OR USE OF THE TECHNOLOGY TRANSFER MATERIALS OR THE DEVELOPMENT, MANUFACTURE, USE, SALE OR IMPORTATION OF ANY LICENSED PRODUCT, OR ANY ELEMENT THEREOF, WILL NOT INFRINGE THE PATENT OR PROPRIETARY RIGHTS OF ANY THIRD PARTY.

8.2.3 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, PATENTS, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

8.3 Limitation of Liability.

8.3.1 Neither party will be liable to the other with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory for

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(a) any indirect, incidental, consequential or punitive damages or lost profits or (b) cost of procurement of substitute goods, technology or services. The foregoing provisions of this Section 8.3.1 shall not limit or reduce Licensee’s obligation to indemnify Harvard pursuant to Section 9 hereof in connection with third party claims.

8.3.2 Harvard’s aggregate liability for all damages of any kind arising out of or relating to this Agreement or its subject matter under any contract, negligence, strict liability or other legal or equitable theory shall not exceed the amounts paid to Harvard under this Agreement. The foregoing provisions of this Section 8.3.2 shall not be applicable to any damages awarded with finality by a court of competent jurisdiction to the extent that they are directly attributable to any gross negligence or willful misconduct by Harvard or to any material breach or violation by Harvard of the exclusivity provisions of Section 2.1 hereof.

9. Indemnification and Insurance.

9.1 Indemnity.

9.1.1 Licensee shall indemnify, defend and hold harmless Harvard and its current and former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (collectively, the “Indemnitees”) from and against any liability, cost, expense, damage, deficiency, loss or obligation of any kind or nature (including reasonable attorneys’ fees and other costs and expenses of litigation) in connection with any claim by a third party based upon, arising out of, or otherwise relating to this Agreement or any Sublicense, including any cause of action relating to product liability concerning any product, process, or service made, used, sold or performed pursuant to any right or license granted under this Agreement (collectively, “Claims”). Neither Licensee nor Harvard shall settle any Claim without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, however, that neither party shall be required to obtain any such consent from the other party if such settlement does not materially adversely affect the other party’s right, title or interest in and to the Patent Rights and does not require such other party to admit any liability, pay any money or take any action that would have a material adverse effect on such other party’s reputation or business. Notwithstanding anything express or implied in the foregoing provisions of this Section 9.1.1 to the contrary, Licensee shall not have any indemnification obligation under this Section 9.1.1 in connection with any Claim to the extent that it is determined with finality by a court of competent jurisdiction to have been directly attributable to the gross negligence or willful misconduct of any Indemnitee or from any material breach of a material provision of this Agreement by Harvard. If Licensee makes any payment to any third party in connection with any Claim that the practice or use by Licensee or any Sublicensee, Distributor, Subcontractor, Third Party Licensee or Affiliate of the rights licensed to Licensee pursuant to this Agreement infringe or misappropriate the intellectual property rights of any third party in a country, then Licensee shall be entitled to the offset described in Section 4.5.2, with such payment [***] due under a third party license to an Infringed Patent in such country; provided, however, that the offset may be applied only against the royalty payments that are due to Harvard with respect to Net Sales of Type I Licensed Products and Type II Licensed Products in such country. Licensee shall, at its own expense, provide attorneys reasonably acceptable to

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Harvard to defend against any actions brought or filed against any Indemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

9.2 Licensee’s Insurance.

9.2.1 Beginning at the time any Licensed Product is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee, any Sublicensee, any of their Affiliates or agents, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $5,000,000 per incident and $5,000,000 annual aggregate and naming the Indemnitees as additional insureds. During clinical trials of any such Licensed Product, Licensee shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate, naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide: (a) product liability coverage and (b) broad form contractual liability coverage for Licensee’s indemnification obligations under this Agreement.

9.2.2 If Licensee elects to self-insure all or part of the limits described above in Section 9.2.1 (including deductibles or retentions that are in excess of $250,000 annual aggregate) such self-insurance program must be acceptable to Harvard and CRICO/RMF (Harvard’s insurer) in their sole discretion. The minimum amounts of insurance coverage required shall not be construed to create a limit of Licensee’s liability with respect to its indemnification obligations under this Agreement.

9.2.3 Licensee shall provide Harvard with written evidence of such insurance upon request of Harvard. Licensee shall provide Harvard with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance. If Licensee does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, Harvard shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.

9.2.4 Licensee shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during: (a) the period that any Licensed Product is being commercially distributed or sold Licensee, any Sublicensee, any of their Affiliates or agents; and (b) a reasonable period after the period referred to in (a) above which in no event shall be less than ten (10) years.

9.3 Biogen Idec’s Insurance During Term of Biogen Idec Sublicense Agreement. At all times when Biogen Idec has rights to research, develop and commercialize Licensed Products as a Sublicensee under the Biogen Idec Sublicense Agreement, Licensee shall ensure that Biogen Idec maintains, in lieu of the coverages set forth in Section 9.2 and at Biogen Idec’s cost, reasonable insurance against liability and other risks associated with its activities contemplated by the Biogen Idec Sublicense Agreement, provided, that, at a minimum, Biogen Idec will maintain, in force from thirty (30) days prior to enrollment of the first subject in a clinical trial, a clinical

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trials/product liability insurance policy providing coverage of at least $[***] per claim and $[***] annually in the aggregate and, provided further that such coverage is increased to at least $[***] at least thirty (30) days before Biogen Idec initiates the First Commercial Sale of a Licensed Product. Licensee will ensure that Biogen Idec will furnish to Licensee evidence of such insurance upon request. Notwithstanding the foregoing, Biogen Idec may self-insure to the extent that it self-insures for its other products, but at a minimum will self-insure at levels that are consistent with levels customarily maintained against similar risks by similar companies in Biogen Idec’s industry.

10. Term and Termination.

10.1 Term. The term of the Original Agreement, as amended and restated hereby, commenced on the Original Effective Date and, unless earlier terminated as provided in this Article 10, the term of this Agreement shall continue in full force and effect until the expiration of the last to expire Valid Claim (the “Term”). Upon expiration of the Term, the licenses granted by Harvard to Licensee pursuant to this Agreement shall survive such expiration as perpetual, fully paid up licenses.

10.2 Termination.

10.2.1 Termination Without Cause. Licensee may terminate this Agreement upon sixty (60) days prior written notice to Harvard.

10.2.2 Termination for Default.

10.2.2.1 In the event that either party commits a material breach of its obligations under this Agreement and fails to cure that breach within thirty (30) days after receiving written notice thereof, the other party may terminate this Agreement immediately upon written notice to the party in breach.

10.2.2.2 If Licensee defaults in its obligations under Section 9.2 to procure and maintain insurance or, if Licensee has in any event failed to comply with the notice requirements contained therein, then Harvard may terminate this Agreement immediately without notice or additional waiting period.

10.2.2.3 Harvard shall be entitled to terminate this Agreement in accordance with the provisions of Section 3.4.

10.2.3 Bankruptcy. Harvard may terminate this Agreement upon notice to Licensee if Licensee becomes insolvent, is adjudged bankrupt, applies for judicial or extra-judicial settlement with its creditors, makes an assignment for the benefit of its creditors, voluntarily files for bankruptcy or has a receiver or trustee (or the like) in bankruptcy appointed by reason of its insolvency, or in the event an involuntary bankruptcy action is filed against Licensee and not dismissed within ninety (90) days, or if Licensee becomes the subject of liquidation or dissolution proceedings or otherwise discontinues business.

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10.3 Effect of Termination.

10.3.1 Termination of Rights. Upon termination of this Agreement by either party pursuant to any of the provisions of Section 10.2: (a) the rights and licenses granted to Licensee under Article 2 shall terminate, all rights in and to and under the Harvard Patent Rights, the Technology Transfer Materials and Harvard’s interest in the Joint Patent Rights will revert to Harvard and neither Licensee nor its Affiliates may make any further use or exploitation of any of the foregoing (it being understood that Licensee and its Affiliates may continue to use or exploit Licensee’s interest in the Joint Patent Rights); (b) each Sublicense shall terminate; provided, however, that (x) if any applicable Sublicensee is not then in breach of its Sublicense agreement with Licensee such that Licensee would have the right to terminate such Sublicense, such Sublicensee shall have the right to obtain a license from Harvard directly on the same terms and conditions as set forth herein, which shall not impose any representations, warranties, obligations or liabilities on Harvard that are not included in this Agreement, provided that (i) the scope of the license granted directly by Harvard to such Sublicensee shall be co-extensive with the scope of the license granted by Licensee to such Sublicensee, (ii) if the Sublicense granted to such Sublicensee was a non-exclusive license with respect to any or all of the claims of the Patent Rights, such Sublicensee shall not have the right to participate in the prosecution or enforcement of such specific claims of the Patent Rights under the non-exclusive license granted to it directly by Harvard, but shall have such right to participate in the prosecution and enforcement to the same extent as the Licensee with respect to all claims within the Patent Rights that are exclusively licensed and (iii) if there are more than one Sublicensee, each Sublicensee that is granted a direct license shall be responsible for a pro rata share of the reimbursement due under Section 6.3 of this Agreement (based on the number of direct licenses under the Patent Rights in effect on the date of reimbursement), and (y) such Sublicense shall survive if the applicable Sublicensee is entitled to obtain a license from Harvard pursuant to the foregoing clause (x), in which case such Sublicense shall survive until the applicable Sublicensee has obtained such license from Harvard; and (c) Licensee shall cease, and shall cause Sublicensees, its and their Affiliates, Distributors and Subcontractors to cease, all use of Technology Transfer Materials and promptly shall return to Harvard all Technology Transfer Materials in its or their control, provided that this clause (c) shall not be applicable to Sublicensees to the extent that the applicable Sublicense survives in accordance with the foregoing provisions of this Section 10.3.1 or to any Affiliates, Distributors or Subcontractors of such surviving Sublicensees). For avoidance of doubt, (1) Harvard and Licensee acknowledge and agree that Biogen Idec shall have the right to participate in the prosecution and enforcement of the Patent Rights in accordance with Article 6 by virtue of the exclusive licenses to develop and commercialize Licensed Products granted to Biogen Idec under the Biogen Idec Sublicense Agreement, and (2) if a Sublicensee (including, but not limited to, Biogen Idec) obtains a direct license from Harvard under this Section 10.3.1, (A) the terms and conditions of Article 4 (Consideration for Grant of License) other than Sections 4.4.5 and 4.5.1.4, and not the financial terms from the sublicense between Licensee and the affected Sublicensee will apply with regard to such direct license, and (B) all other terms and conditions set forth in this Agreement will apply to such direct license.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

10.3.2 Accruing Obligations. Termination or expiration of this Agreement shall not relieve the parties of obligations accruing prior to such termination or expiration, including obligations to pay amounts accruing hereunder up to the date of termination or expiration. After the date of termination or expiration (except in the case of termination by Harvard pursuant to Section 10.2), Licensee, Sublicensees and its and their Affiliates (a) may sell Licensed Products then in stock and (b) may complete the production of Licensed Products then in the process of production and sell the same; provided that, in the case of both (a) and (b), Licensee shall pay the applicable royalties and payments to Harvard in accordance with Article 4, provide reports and audit rights to Harvard pursuant to Article 5 and maintain insurance in accordance with the requirements of Section 9.2.

10.3.3 Regulatory Filings. Licensee shall have the exclusive right to prepare and present all regulatory filings necessary or appropriate in any country and to obtain and maintain any regulatory approval required to market Licensed Products in any such country. Licensee shall solely own all right, title and interest in and to all such regulatory approvals and filings; provided, however, that if Harvard grants a license to any third party(ies) pursuant to Section 2.4, Licensee terminates this Agreement pursuant to Section 10.2.1 or Harvard terminates this Agreement pursuant to any of the provisions of Section 10.2, Licensee shall promptly provide Harvard with the right to reference, cross-reference, review, have access to, incorporate and use all documents and other materials filed by or on behalf of Licensee and its Affiliates with any Regulatory Authority in furtherance of applications for regulatory approval in the relevant country with respect to the applicable Alternative Indication Products or Licensed Products (“Reference Materials”). Subject to the following, Harvard shall be entitled to freely use and to grant others the right to use all such Reference Materials delivered pursuant to this Section 10.3.3, provided that Harvard shall not grant any third party the right to use any of such Reference Materials unless Harvard has granted to such third party an exclusive license under the Patent Rights to develop, manufacture, make, have made, use, sell and commercialize Alternative Indication Products or Licensed Products.

10.3.3.1 If Harvard grants a third party a license to make, use, offer for sale, sell or import an Alternative Indication Product or Licensed Product and, in connection therewith, also grants the third party a license under or with respect to, or access to, any of the Reference Materials, Harvard shall pay Licensee [***] of all Net Harvard Receipts (as defined below). All such payments shall be paid by Harvard within [***] of receipt.

10.3.3.2 “Net Harvard Receipts” shall mean Harvard Receipts less Harvard Expenses.

10.3.3.3 “Harvard Receipts” shall mean all amounts in cash and other consideration actually received by Harvard from the sale, transfer, assignment, lease, grant of licenses under or with respect to, or the assignment of rights in, (i) any or all of the Reference Materials and (ii) any Licensed Product or Alternative Indication Product with respect to which Harvard has granted the right to use any or all of the Reference Materials pursuant to, and in accordance with, the provisions of this Section 10.3.3. Notwithstanding the above, “Harvard Receipts” shall not include payments specifically committed (a) to reimburse patent expenses

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

incurred by Harvard or (b) to cover future costs to be actually incurred by Harvard (including customary overhead) in accordance with detailed budgets and research work plans included in sponsored research agreements relating to the Reference Materials.

10.3.3.4 “Harvard Expenses” shall mean all out-of-pocket expenses and professional fees that are not reimbursed or otherwise paid by a licensee or other third party, including legal fees, patent agent fees and fees paid to other experts, incurred by Harvard in connection with the filing, prosecution or maintenance of any patent application or patent covering the relevant Reference Materials.

10.4 Licensee’s Election Upon a Material Uncured Breach by Harvard In the event of a material breach of this Agreement by Harvard which is not cured as provided in Section 10.2.2.1 above, Licensee may elect to either (a) terminate this Agreement pursuant to Section 10.2.2.1, in which case the terms set forth in Section 10.3 shall apply, or (b) allow this Agreement to remain in effect, in which case all of Licensee’s payment obligations, including, without limitation, milestone and royalty payments, shall be reduced automatically by [***]. Licensee’s election between the rights provided in clause (a) and clause (b) of the preceding sentence shall be made by notice in writing to Harvard within [***] after the end of the cure period under Section 10.2.2.1.

10.5 Survival. The parties’ respective rights, obligations and duties under Articles 1B, 5, 9, 10, 11 and 12 and Sections 4.4.4, 4.5.1.3, 8.2 and 8.3, as well as any rights, obligations and duties which by their nature extend beyond the expiration or termination of this Agreement, shall survive any expiration or termination of this Agreement. In addition, Licensee’s obligations under Sections 4.6 and 4.7 with respect to Sublicenses granted prior to the expiration or termination of the Agreement shall survive such expiration or termination if and to the extent that any payment obligations under such Sublicenses survive such expiration or termination.

11. Confidentiality.

Harvard agrees that during the Term, and for a period of five (5) years after this Agreement terminates, it will (a) maintain in confidence such Confidential Information to the same extent that it maintains its own proprietary information; (b) not disclose such Confidential Information to any third party without prior written consent of Licensee; and (c) not use such Confidential Information for any purpose except those permitted by this Agreement. The above notwithstanding, to the extent that it is reasonably necessary, Harvard may disclose Confidential Information to (i) its employees on a need-to-know basis and on condition that such employees abide by the obligations set forth in this Article 11 and (ii) in confidence, to lawyers, accountants and financial advisors. Moreover, Harvard may include in its annual reports totals derived from Confidential Information (without attribution to Licensee) that show revenues generated by the patents and patent applications licensed under this Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

12. Miscellaneous.

12.1 Preference for United States Industry. During the period of exclusivity of this license in the United States, Licensee shall comply with 37 C.F.R. § 401.14 (i) or any successor rule or regulation.

12.2 No Security Interest. Licensee shall not enter into any agreement under which Licensee grants to or otherwise creates in any third party a security interest in this Agreement or any of the rights granted to Licensee herein. Any grant or creation of a security interest purported or attempted to be made in violation of the terms of this Section 12.2 shall be null and void and of no legal effect.

12.3 Use of Name. Except as provided below, Licensee shall not use or register, and shall cause Sublicensees, Third Party Licensees and its and their Affiliates not to use or register, the name “Harvard” (alone or as part of another name) or any logos, seals, insignia or other words, names, symbols or devices that identify Harvard or any Harvard school, unit, division or affiliate (“Harvard Names”) for any purpose except with the prior written approval of, and in accordance with restrictions required by, Harvard. Without limiting the foregoing, Licensee shall cease, and shall cause Sublicensees, Third Party Licensees and its and their Affiliates to cease, all use of Harvard Names on the termination or expiration of this Agreement except as otherwise approved by Harvard. This restriction shall not apply to any information required by law to be disclosed to any governmental entity.

12.4 Entire Agreement. This Agreement is the sole agreement with respect to the subject matter hereof and except as expressly set forth herein, supersedes all other agreements and understandings between the parties with respect to the same.

12.5 Notices. Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and may be delivered personally, or may be sent by facsimile, overnight delivery or certified mail, return receipt requested, to the following addresses, unless the parties are subsequently notified of any change of address in accordance with this Section 12.5:

If to Licensee (other than invoices):	Proteostasis Therapeutics, Inc. 200 Technology Square, 4th Floor Cambridge, MA 02139 Attn.: Chief Executive Officer

If to Licensee (invoices only):	Proteostasis Therapeutics, Inc. 200 Technology Square, 4th Floor Cambridge, MA 02139 Telephone: (617) 225-0096 Attn.: Accounts Payable

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

If to Harvard:	Office of Technology Development Harvard University Holyoke Center 727 1350 Massachusetts Avenue Cambridge, Massachusetts 02138 Facsimile: (617) 495-9568 Attn.: Chief Technology Development Officer

Any notice shall be deemed to have been received as follows: (a) by personal delivery, upon receipt; (b) by electronic mail or overnight delivery, one business day after transmission or dispatch; (c) by certified mail, as evidenced by the return receipt. If notice is sent by electronic mail, a confirming copy of the same shall be sent by mail to the same address.

12.6 Governing Law and Jurisdiction. This Agreement will be governed by, and construed in accordance with, the substantive laws of the Commonwealth of Massachusetts, without giving effect to any choice or conflict of law provision, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted. Any action, suit or other proceeding arising under or relating to this Agreement (a “Suit”) shall be brought in a court of competent jurisdiction in the Commonwealth of Massachusetts, and the parties hereby consent to the sole jurisdiction of the state and federal courts sitting in the Commonwealth of Massachusetts. Each party agrees not to raise any objection at any time to the laying or maintaining of the venue of any Suit in any of the specified courts, irrevocably waives any claim that Suit has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to any Suit, that such court does not have any jurisdiction over such party.

12.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

12.8 Headings. Section and subsection headings are inserted for convenience of reference only and do not form a part of this Agreement.

12.9 Counterparts. The parties may execute this Agreement in two or more counterparts, each of which shall be deemed an original.

12.10 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party waiving compliance. The delay or failure of either party at any time or times to require performance of any provisions hereof shall in no manner affect the rights at a later time to enforce the same. No waiver by either party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

12.11 No Agency or Partnership. Nothing contained in this Agreement shall give either party the right to bind the other, or be deemed to constitute either party as agent for or partner of the other or any third party.

12.12 Assignment and Successors. This Agreement may not be assigned by either party without the consent of the other, which consent shall not be unreasonably withheld, except that each party may, without such consent, assign this Agreement and the rights, obligations and interests of such party to any of its Affiliates, to any purchaser of all or substantially all of its assets to which the subject matter of this Agreement relates, or to any successor corporation resulting from any merger or consolidation of such party with or into such corporation; provided, in each case, that the assignee agrees in writing to be bound by the terms of this Agreement. Any assignment purported or attempted to be made in violation of the terms of this Section 12.12 shall be null and void and of no legal effect.

12.13 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses Commercially Reasonable Efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

12.14 Interpretation. Each party hereto acknowledges and agrees that: (a) it and/or its counsel reviewed and negotiated the terms and provisions of this Agreement and has contributed to its revision; (b) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; (c) the terms and provisions of this Agreement shall be construed fairly as to both parties hereto and not in favor of or against either party, regardless of which party was generally responsible for the preparation of this Agreement; and (d) the use of “include,” “includes,” or “including” herein shall not be limiting and “or” shall not be exclusive.

12.15 Severability. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the parties that the remainder of this Agreement shall not be affected.

12.16 No Transfer of Patent Rights. Harvard shall not sell, convey, assign or otherwise transfer or dispose of any of Harvard’s right, title and interest in and to the Patent Rights or the Technology Transfer Materials to any third party at any time during the Term without the prior written consent of Licensee.

[Signature Page Follows]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

President and Fellows of Harvard College		Proteostasis Therapeutics, Inc.

By:	/s/ Isaac T. Kohlberg	By:	/s/ David Weiner

Name:	Isaac T. Kohlberg	Name:	David Weiner

Title:	Senior Associate Provost/Chief Technology Officer	Title:	Interim CEO and CMO

Date:	December 17, 2013	Date:	January 23, 2014

I, the undersigned, hereby confirm that I have read the Agreement, that its contents are acceptable to me and that I agree to be bound by the terms of Article 1B.

/s/ Daniel Finley
Dr. Daniel Finley

/s/ Randall King
Dr. Randall King

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 1.17

Development Plan

1)	By September 30, 2013, Licensee accomplished the following with respect to a Licensed Product (details will be provided in the 2013 annual report):

[***]

2)	By [***], Licensee will accomplish the following with respect to a Licensed Product:

[***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 1.19

Excluded Indications

[***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 1.20

Existing Patent Rights

[***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit 1.53

Technology Transfer Materials

•	Available Protocols For:

[***]

•	Available Data For:

[***]

•	Materials:

[***]